Exhibit 10.1

LOAN AND SECURITY AGREEMENT

DATED AS OF JULY 20, 2016

AMONG

MANITEX INTERNATIONAL, INC.,

MANITEX INC.,

MANITEX SABRE, INC.,

BADGER EQUIPMENT COMPANY,

CRANE AND MACHINERY, INC.,

CRANE AND MACHINERY LEASING, INC.,

LIFTKING, INC.,

MANITEX, LLC,

AND

MANITEX LIFTKING, ULC,

AS THE BORROWERS,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,

AS LENDERS,

AND

THE PRIVATEBANK AND TRUST COMPANY,

AS ADMINISTRATIVE AGENT AND SOLE LEAD ARRANGER

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(continued)

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(continued)

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(continued)

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(continued)

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(continued)

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ANNEX 1 – COMMITMENTS

EXHIBIT A – FORM OF NOTE

EXHIBIT B – FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C – COMPLIANCE CERTIFICATE

EXHIBIT D – NOTICE OF BORROWING

EXHIBIT E – NOTICE OF CONVERSION/CONTINUATION

EXHIBIT F – COMMERCIAL TORT CLAIMS

EXHIBIT G – ASSIGNMENT AGREEMENT

SCHEDULE 1 – PERMITTED LIENS

SCHEDULE 11.2 – BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 11.7 – LITIGATION

SCHEDULE 11.9 – AFFILIATE TRANSACTIONS

SCHEDULE 11.10 – NAMES & TRADE NAMES

SCHEDULE 11.14 – INDEBTEDNESS

SCHEDULE 11.16 – PARENT, SUBSIDIARIES AND AFFILIATES

SCHEDULE 13.6 – INVESTMENTS

SCHEDULE 13.4 – MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS

SCHEDULE 17.1 – CLOSING DOCUMENT CHECKLIST

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) made this 20th day of July, 2016 by and among, the financial institutions that are or may from time to time become parties hereto (together with their respective assigns, the “Lenders”), THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), 120 South LaSalle Street, Suite 200, Chicago, Illinois 60603, as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and the other Loan Parties hereto.

W I T N E S S E T H:

WHEREAS, Borrowers may, from time to time, request Loans from Administrative Agent and Lenders, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Administrative Agent and Lenders, shall be made;

NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Borrowers by Administrative Agent or any Lender, or any Letter of Credit issued for the account of Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrowers, the parties agree as follows:

SECTION 1	DEFINITIONS.

1.1 Definitions.

When used herein the following terms shall have the following meanings:

Account shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Account Debtor shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Acquisition, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of (i) all or any substantial portion of the property of another

Person, (ii) all or a portion of a division or operating group of another Person, or (iii) all or substantially all of the Capital Securities of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of debt, securities or otherwise.

Administrative Agent shall mean PrivateBank in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

Affected Loan shall have the meaning set forth in Section 4.2.3 hereof.

Affiliate of any Person shall mean (i) any other Person which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such Person, (ii) any other Person which beneficially owns or holds twenty percent (20%) or more of the voting control or equity interests of such Person, (iii) any other Person of which twenty percent (20%) or more of the voting control or equity interest of which is beneficially owned or held by such Person or (iv) any officer or director of such Person. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party; provided, however, that Terex shall not be deemed to be an Affiliate of the Borrowers.

Agent Advance shall have the meaning set forth in Section 2.1.3.

Agent Fee Letter shall mean the Fee Letter dated as of July 20, 2016 among Borrowers and Administrative Agent.

Anti-Terrorism Laws shall have the meaning set forth in Section 11.23.

Anti-Terrorism Order shall have the meaning set forth in Section 11.23.

Applicable Margin shall mean the margin set forth below with respect to Base Rate Loans and LIBOR Rate Loans, as in effect from time to time, as applicable; provided, that the initial Applicable Margin shall be set at Level IV until five (5) Business Days after receipt of Borrowers’ quarterly financial statements for the fiscal quarter ending December 31, 2016. Thereafter, the Applicable Margin shall be adjusted five (5) Business Days after receipt of Borrowers’ quarterly financial statements based on Borrowers’ Senior Leverage Ratio for the 12 month period ending on the date of calculation as shown on such financial statements (provided that, if Borrowers fail to deliver such financial statements within the time period required by this Agreement, the Applicable Margin shall conclusively be presumed to be equal to the highest level set forth on the chart below from the date such financial statements were required to be delivered until five (5) Business Days after receipt of such financial statements), as set forth on the following chart:

Level	Senior Leverage Ratio	Base Rate Revolving Loans Applicable Margin	LIBOR Rate Revolving Loans Applicable Margin
I	< 2.0(x)	0.25%	2.25%
II	> 2.00(x) < 3.00(x)	0.50%	2.50%
III	> 3.00(x) < 4.00(x)	0.75%	2.75%
IV	> 4.00(x)	1.00%	3.00%

If, as a result of any restatement of or other adjustment to the financial statements of Borrowers or for any other reason, Administrative Agent determines that (a) the Senior Leverage Ratio as calculated by Borrowers as of any applicable date was inaccurate and (b) a proper calculation of the Senior Leverage Ratio would have resulted in different pricing for any period, then (i) if the proper calculation of the Senior Leverage Ratio would have resulted in higher pricing for such period, Borrowers shall automatically and retroactively be obligated to pay to Administrative Agent, for the benefit of the Lenders, promptly on demand by Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Senior Leverage Ratio would have resulted in lower pricing for such period, neither Administrative Agent nor any Lender shall have any obligation to repay any interest or fees to Borrowers; provided that if, as a result of any restatement or other event a proper calculation of the Senior Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

Approved Electronic Communication shall have the meaning set forth in Section 20.6.

Approved Electronic Form shall have the meaning set forth in Section 20.6.

Assignee shall have the meaning set forth in Section 19.1.1.

Assignment Agreement shall have the meaning set forth in Section 19.1.1.

ASV shall mean ASV, LLC, a Minnesota limited liability company.

Attorney Costs shall mean, with respect to any Person, all reasonable, documented out-of-pocket fees and charges of any outside counsel to such Person, and all court costs and similar legal expenses.

Bank Product Agreements shall mean those certain agreements pursuant to which any Lender or its Affiliates provide any of the Bank Products to any Loan Party including, without limitation, Hedging Agreements.

Bank Product Obligations shall mean all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Administrative Agent or any Lender as a result of the

Administrative Agent or any such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products shall mean any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Lender or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, without limitation, controlled disbursement, lockbox, electronic funds transfers (including, without limitation, book transfers, fedwire transfers, ACH transfers), online reporting and other services relating to accounts maintained with a Lender or its Affiliates, (c) debit cards and credit cards, (d) Hedging Agreements or (e) so long as prior written notice thereof is provided to Administrative Agent by the Lender (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to or transaction entered into with any Loan Party by a Lender or its Affiliates.

Bankruptcy Code shall have the meaning set forth in Section 21(b).

Base Rate shall mean at any time the greater of (a) the Federal Funds Rate plus one half of one percent (0.5%), and (b) the Prime Rate.

Base Rate Loan shall mean, collectively, all Canadian Base Rate Loans and all US Base Rate Loans.

Borrowers shall have the meaning set forth in the Preamble.

BSA shall have the meaning set forth in Section 12.11.

Business Day shall mean any day on which Administrative Agent is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, any day on which dealings are carried on in the London Interbank eurodollar market.

Canadian Bank means Royal Bank of Canada or such other bank approved as the Canadian Bank after the date hereof by Administrative Agent.

Canadian Bankruptcy Law means all present and future statutes in Canada relating to bankruptcy, insolvency, reorganization, arrangement, compromise or readjustment of debt, dissolution or winding-up, or any similar legislation, including, without limitation, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), and all regulations thereto, as such legislation may be amended or replaced from time to time.

Canadian Base Rate Loan shall mean any Canadian Loan which bears interest at or by reference to the Base Rate.

Canadian Benefit Plan means all employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are maintained or contributed to by any Loan Party or any Subsidiary thereof having employees in Canada, but excluding the Canadian

Pension Plans and any statutory benefit plans which any Loan Party or any Subsidiary thereof having employees in Canada is required to participate in or comply with, including without limitation, the Canada Pension Plan, the Quebec Pension Plan and plans administered pursuant to applicable health, tax, workplace safety insurance and employment insurance legislation.

Canadian Borrowers means LiftKing Canada and any other Canadian Borrower added to this Agreement pursuant to a joinder agreement after the date hereof.

Canadian Domestic Operating Account means account number 2415607 maintained by Canadian Borrower at PrivateBank.

Canadian Letter of Credit Obligations shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit issued on behalf of any Canadian Borrower, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit issued on behalf of any Canadian Borrower not already converted to Loans hereunder. Notwithstanding the foregoing, all Letters of Credit issued hereunder on behalf of any Canadian Borrower denominated in Canadian Dollars shall be converted to the US Dollar Equivalent for purposes of determining the aggregate amount of Canadian Letter of Credit Obligations hereunder.

Canadian LIBOR Loans means any LIBOR Loan made to a Canadian Borrower.

Canadian Loan Party shall mean a Canadian Borrower and each other person who is or shall become primarily or secondarily liable for any of the Canadian Obligations.

Canadian Loans means all Loans made to the Canadian Borrowers.

Canadian Obligations shall mean any and all obligations, liabilities and indebtedness of each Canadian Loan Party to Administrative Agent and each Lender or to any Affiliate of a Lender of any and every kind and nature pursuant to any Loan Document, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and Bank Product Obligations), whether several, joint or joint and several; provided, however, that the Canadian Obligations shall not include Excluded Swap Obligations or any US Obligations.

Canadian Operating Account means a deposit account to be established at the Canadian Bank after the date hereof by one or more of the Canadian Borrowers.

Canadian Pension Plans means any registered pension plan as such term is defined under the Income Tax Act (Canada) and that is maintained, contributed to or required to be contributed to by any Loan Party or any of its Subsidiaries for which any Loan Party or such Subsidiary has any obligations, rights or liabilities, contingent or otherwise.

Canadian Priority Claims means the aggregate of any amounts accrued or payable (including interest and penalties) which arise by the operation of any applicable law and rank prior to or pari passu with any Lien held by Administrative Agent, including, without limitation, in respect of wages, salaries, commissions or other remuneration, vacation pay, pension plan contributions and/or obligations, including without limitation, under the Wage Earner Protection Program Act (Canada), amounts required to be withheld from payments to employees or other persons for federal and provincial income taxes, employee Canada Pension Plan contributions and employee employment insurance premiums and additional amounts payable on account of employer Canada Pension Plan contributions and employer employment insurance premiums, federal or provincial goods and services or excise tax, or other sales or consumption taxes, employer health tax, amounts payable under the Workplace Safety and Insurance Act, 1997 (Ontario) or similar legislation in other applicable jurisdiction (all as may be amended or replaced from time to time), arrears of rent, utilities or other amounts payable in respect of the use of any real property, amounts payable for repair, storage, transportation or construction or other services which may give rise to a possessory or registerable Lien.

Canadian Revolving Loan Availability shall mean an amount up to the lesser of (A) the sum of the following sublimits: (i) eighty-five percent (85%) of the face amount of the Eligible Canadian Accounts, plus (ii) the lower of (x) sixty percent (60%) (the “Inventory Advance Rate”) of the lower of cost or market value of the Canadian Borrowers’ Eligible Canadian Inventory and (y) Eight Million Five Hundred Thousand Dollars ($8,500,000) (provided, however, that such limit shall be decreased from Eight Million Five Hundred Thousand Dollars ($8,500,000) to Seven Million Dollars ($7,000,000) on the date that is ninety (90) days after the date hereof); plus (iii) the lesser of (x) up to (x) eighty-five percent (85%) of Eligible Bill and Hold Receivables of the Canadian Borrower and (y) $10,000,000 minus the aggregate amount of Eligible Bill and Hold Receivables of the US Borrowers; minus (iv) such other reserves as Administrative Agent elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations, Hedging Obligations, Canadian Priority Claims and reclamation claims relating to the mining activities of the Canadian Borrowers or (B) Twelve Million Dollars ($12,000,000). Notwithstanding the foregoing, the aggregate amount of Canadian Revolving Loan Availability comprised of Eligible Canadian Inventory of the Canadian Borrowers set forth in subsection (ii) above comprised of work-in-process Inventory of the Canadian Borrowers shall not exceed Three Million Dollars ($3,000,000) at any time. Further, the Inventory Advance Rate shall be reduced by one percent (1.0%) on the last day of each month beginning December 31, 2016 through September 30, 2017, resulting in an Inventory Advance Rate of fifty percent (50%) effective September 30, 2017.

Canadian Revolving Loan Sublimit shall mean Twelve Million Dollars ($12,000,000).

Canadian Revolving Loans shall have the meaning specified in Section 2.1.2 hereof.

Capital Expenditures shall mean with respect to any period, the aggregate of all expenditures (including expenditures for Capital Lease obligations) by Borrowers during such period that are required by generally accepted accounting principles, consistently applied, to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on the balance sheet of Borrowers.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Collateralize means to deliver cash collateral to the L/C Issuer, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to such L/C Issuer and in an amount satisfactory to such L/C Issuer, but which amount shall not exceed 105% of the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit. Derivatives of such term have corresponding meanings.

Cash Equivalent Investment means, at any time, (a) any evidence of debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-1 by Standard & Poor’s Financial Services LLC, a wholly-owned subsidiary of McGraw-Hill Financial, Inc. or P-1 by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by a Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with a Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of a Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Administrative Agent.

CFC means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

Chattel Paper shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Change of Control shall mean an event or services of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of its Subsidiaries and any Person acting in its capacity as trustee, agent, or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act), directly or indirectly, of voting stock of Manitex International representing more than 50% or more of the outstanding voting stock of Manitex International; or

(b) during any period of twenty-four (24) consecutive months, a majority of the members of the board of directors of Manitex International cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board.

Closing Date shall have the meaning set forth in Section 17.1.

Code shall mean the Internal Revenue Code of 1986, as amended.

Collateral shall mean all of the property of Borrowers described in Section 5.1 hereof, together with all other real or personal property of any Loan Party or any other Person now or hereafter pledged to Administrative Agent to secure, either directly or indirectly, repayment of any of the Obligations.

Commercial Tort Claims shall have the meaning ascribed to such term in the UCC.

Commitment shall mean with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of Revolving Loans.

Commodity Exchange Act means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Computation Period means each period of twelve consecutive months ending on the last day of a calendar quarter.

Controlled Group shall mean members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Default shall mean the occurrence of an event which, with the passage of time will become an Event of Default if not cured or otherwise remedied during such time, giving effect to any applicable grace period.

Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans, participations in Letters of Credit or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder (including by settlement pursuant to Section 2.9), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, (c) has been deemed or has a parent company that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, (d) has notified Borrowers, the Administrative Agent, any L/C Issuer or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (e) has failed to confirm within three Business Days of a request by the Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit and Swing Line Loans.

Deposit Accounts shall have the meaning ascribed to such term in the UCC.

Dilution shall mean, with respect to any period, the percentage obtained by dividing (i) the sum of non-cash credits against Accounts (including, but not limited to returns, adjustments and rebates) of Borrowers for such period, plus pending or probable, but not yet applied, non-cash credits against Accounts of Borrowers for such period, as determined by Administrative Agent in its sole discretion by (ii) gross invoiced sales of Borrowers for such period.

Disqualified Capital Stock shall mean any Capital Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, or requires the payment of any cash dividend or any other cash payment, in each case at any time on or prior to the 365th day following the Maturity Date and in each case except to the extent that payment thereof may be made solely with Capital Securities that are not themselves Disqualified Capital Stock, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt or (ii) any Capital Security referred to in clause (a) above at any time on or prior to the 365th day following the Maturity Date.

Documents shall have the meaning ascribed to such term in the UCC.

Documents of Title shall have the meaning ascribed to such term in the PPSA.

EBITDA shall mean, with respect to any period, Borrowers’ (i) net income after Taxes for such period (excluding any after-tax gains or losses on the sale of assets (other than the sale of Inventory in the ordinary course of business) and excluding other after-tax extraordinary gains or losses), plus (ii) tax refunds paid to Borrowers with respect to any Fiscal Year before and including Fiscal Year 2015, plus (iii) Interest Expense (whether paid or accrued), (iv) income tax expense (whether paid or accrued), (v) depreciation and (vi) amortization (including amortization of goodwill, debt issuance costs and amortization and any non-cash impairment of tangibles) for such period, plus (vii) upon approval by Administrative Agent, any fees, expenses or other costs incurred in connection with the sale of any Subsidiary, plus or minus (viii) any other non-cash charges or gains which have been subtracted or added in calculating net income after Taxes for such period, less (ix) management fees that are charged but unpaid by non-Borrower Subsidiaries not to exceed $500,000 per Fiscal Year.

Electronic Chattel Paper shall have the meaning ascribed to such term in the UCC.

Eligible Bill and Hold Receivable shall mean an Account, which meets all criteria for Eligible Accounts with the exception that such Account arises from the sale or lease of goods and such goods have been accepted by the Account Debtor but have not been shipped or delivered to the Account Debtor under such Account. Such Account shall also be subject to a written agreement between the Account Debtor and applicable Borrower providing such goods shall be held by the applicable Borrower until the final ship-to location has been communicated by the Account Debtor to the Borrower.

Eligible Canadian Account shall mean an Account owing to a Canadian Borrower which is acceptable to Administrative Agent in its Permitted Discretion determined in good faith for lending purposes. Without limiting Administrative Agent’s discretion, Administrative Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

(i) it is genuine and in all respects what it purports to be;

(ii) it is owned by such Canadian Borrower, such Canadian Borrower has the right to subject it to a security interest in favor of Administrative Agent or assign it to Administrative Agent and it is subject to a first priority perfected security interest in favor of Administrative Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(iii) it arises from (A) the performance of services by such Canadian Borrower in the ordinary course of such Canadian Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such Canadian Borrower in the ordinary course of such Canadian Borrower’s business, and (x) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such Canadian Borrower has possession of, or such Canadian Borrower has delivered to Administrative Agent (at Administrative Agent’s request) shipping and delivery receipts evidencing delivery of such Goods;

(iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

(v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

(vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(vii) it is not an Account arising as a result of any retention maintained by an Account Debtor to assure completion of a particular project;

(viii) it is not a billing in excess of cost or a billing for Goods fabricated and not shipped and/or accepted by the Account Debtor;

(ix) the Account Debtor thereunder is not a director, officer, employee or agent of a Loan Party, or a Subsidiary, Parent or Affiliate of a Loan Party;

(x) other than with respect to Accounts owing by a Permitted Governmental Authority, it is not an Account with respect to which the Account Debtor is the United States of America or any governmental authority of Canada, or any department, agency or instrumentality thereof, unless such Canadian Borrower assigns its right to payment of such Account to Administrative Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable provincial, state or local law, as applicable; provided, however, that the Administrative Agent reserves the right to require assignment of all such rights to payment with respect to such Accounts payable by a Permitted Governmental Authority in compliance with such laws or regulations in the future;

(xi) it is not an Account with respect to which the Account Debtor is located in a jurisdiction which requires such Canadian Borrower, as a precondition to commencing or maintaining an action in the courts of that jurisdiction, either to (A) receive a certificate of authority to do business or similar certificate or evidence of registration with such jurisdiction’s corporate authority for the purpose of doing business in such jurisdiction, and be in good standing in such jurisdiction; or (B) file a notice of business activities report or similar report with such jurisdiction’s taxing authority, unless (x) such Canadian Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Canadian Borrower at its election; or (z) such Canadian Borrower has proven, to Administrative Agent’s satisfaction, that it is exempt from any such requirements under any such jurisdiction’s laws;

(xii) the Account Debtor is located within the United States of America or Canada unless the Account is supported by a letter of credit, banker’s acceptance, trade credit insurance or other credit support terms satisfactory to Administrative Agent in its sole discretion;

(xiii) other than Eligible Bill and Hold Receivables, it is not an Account with respect to which the Account Debtor’s obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

(xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue in any material respect; or (B) which violates any of the covenants of Canadian Borrowers contained in this Agreement;

(xv) it is not an Account which, when added to a particular Account Debtor’s other indebtedness to Canadian Borrowers, exceeds twenty-five percent (25%) (the “Concentration Limit”) of all Accounts of Canadian Borrowers or a credit limit determined by Administrative Agent in its Permitted Discretion determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit), provided that Administrative Agent shall give Canadian Borrowers written notice of any such credit limit; provided, however, that such Concentration Limit shall be increased to seventy-five percent (75%) for a Permitted Governmental Authority; and

(xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Administrative Agent in its Permitted Discretion determined in good faith.

Eligible Canadian Inventory shall mean Inventory of a Canadian Borrower which is acceptable on a commercially reasonable basis to Administrative Agent in its Permitted Discretion determined in good faith for lending purposes. Without limiting Administrative Agent’s discretion, Administrative Agent shall, in general, consider raw materials to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(i) it is owned by such Canadian Borrower, such Canadian Borrower has the right to subject it to a security interest in favor of Administrative Agent and it is subject to a first priority perfected security interest in favor of Administrative Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens set forth under subsections (ii), (v), (vi), (vii), (ix), (x), (xi) and (xii) of such definition;

(ii) it is located on one of the premises listed on Schedule 11.2 (or other locations of which Administrative Agent has been advised in writing pursuant to Section 12.2.1 hereof), such locations are within the United States or Canada and is not in transit;

(iii) if held for sale or lease or furnishing under contracts of service, it is free from defects which would, in Administrative Agent’s commercially reasonable determination determined in good faith, affect its market value;

(iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Administrative Agent has given its prior written approval and such Canadian Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Administrative Agent, in form and substance reasonably acceptable to Administrative Agent, such UCC or PPSA financing statements, warehouse receipts, waivers and other documents as Administrative Agent shall require;

(v) it complies in all material respects with all standards imposed by any applicable governmental entity having authority over the disposition, manufacture or use of that Inventory;

(vi) Administrative Agent has not determined in good faith, on a commercially reasonable basis, in accordance with Administrative Agent’s customary business practices, that it is unacceptable due to age, type, category or quantity; and

(vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue in any material respect; or (B) which violates any of the covenants of Canadian Borrowers contained in this Agreement.

Eligible Chassis Inventory means all US Inventory of a US Borrower consisting of chassis which satisfy all of the requirements of Eligible US Inventory (including the requirement that all such chassis are fully paid for and all titles related thereto that are in the possession of the US Borrower); provided however that Eligible Chassis Inventory shall not exceed $1,000,000 at any time. Borrowers covenant and agree to deliver all chassis titles to the Administrative Agent promptly on demand and take all steps required by the Administrative Agent to perfect the Administrative Agent’s lien thereon upon request by Administrative Agent.

Eligible US Account shall mean an Account owing to a US Borrower which is acceptable to Administrative Agent in its Permitted Discretion determined in good faith for lending purposes. Without limiting Administrative Agent’s discretion, Administrative Agent shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

(i) it is genuine and in all respects what it purports to be;

(ii) it is owned by such US Borrower, such US Borrower has the right to subject it to a security interest in favor of Administrative Agent or assign it to Administrative Agent and it is subject to a first priority perfected security interest in favor of Administrative Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(iii) it arises from (A) the performance of services by such US Borrower in the ordinary course of such Borrower’s business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder; or (B) the sale or lease of Goods by such US Borrower in the ordinary course of such Borrower’s business, and (x) such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to the Account Debtor, (y) such Account Debtor has not refused to accept, returned or offered to return, any of the Goods which are the subject of such Account, and (z) such US Borrower has possession of, or such Borrower has delivered to Administrative Agent (at Administrative Agent’s reasonable request) shipping and delivery receipts evidencing delivery of such Goods;

(iv) it is evidenced by an invoice rendered to the Account Debtor thereunder, is due and payable within ninety (90) days after the date of the invoice and does not remain unpaid ninety (90) days past the invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid ninety (90) days after the respective invoice dates thereof, then all Accounts owing by that Account Debtor shall be deemed ineligible;

(v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and it shall not be an Eligible Account to the extent of any setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or if it is subject to any claim by such Account Debtor denying liability thereunder in whole or in part;

(vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(vii) it is not an Account arising as a result of any retention maintained by an Account Debtor to assure completion of a particular project;

(viii) it is not a billing in excess of cost or a billing for Goods fabricated and not shipped and/or accepted by the Account Debtor;

(ix) the Account Debtor thereunder is not a director, officer, employee or agent of a Loan Party, Parent or Affiliate of a Loan Party.

(x) other than with respect to Accounts owing by a Permitted Governmental Authority, it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Borrower assigns its right to payment of such Account to Administrative Agent pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable; provided, however, that the Administrative Agent reserves the right to require assignment of all such rights to payment with respect to such Accounts payable by a Permitted Governmental Authority in compliance with such laws or regulations in the future;

(xi) it is not an Account with respect to which the Account Debtor is located in a state which requires such US Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state; or (B) file a notice of business activities report or similar report with such state’s taxing authority, unless (x) such US Borrower has taken one of the actions described in clauses (A) or (B); (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Borrower at its election; or (z) such Borrower has proven, to Administrative Agent’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(xii) the Account Debtor is located within the United States of America or Canada unless the Account is supported by a letter of credit, banker’s acceptance, trade credit insurance or other credit support terms satisfactory to Administrative Agent in its sole discretion;

(xiii) it is not an Account with respect to which the Account Debtor’s obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill and hold, guaranteed sale, sale on approval, sale or return or consignment basis;

(xiv) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of US Borrowers contained in this Agreement;

(xv) it is not an Account which, when added to a particular Account Debtor’s other indebtedness to US Borrowers, exceeds twenty-five percent (25%) of all Accounts of US Borrowers or a credit limit determined by Administrative Agent in its Permitted Discretion determined in good faith for that Account Debtor (except that Accounts excluded from Eligible Accounts solely by reason of this clause (xiii) shall be Eligible Accounts to the extent of such credit limit), provided that Administrative Agent shall give US Borrowers written notice of any such credit limit; and

(xvi) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Administrative Agent in its Permitted Discretion determined in good faith.

Eligible US Inventory shall mean Inventory of a US Borrower which is acceptable to Administrative Agent in its Permitted Discretion determined in good faith for lending purposes. Without limiting Administrative Agent’s discretion, Administrative Agent shall, in general, consider raw materials to be Eligible Inventory if it meets, and so long as it continues to meet, the following requirements:

(i) it is owned by such US Borrower, such US Borrower has the right to subject it to a security interest in favor of Administrative Agent and it is subject to a first priority perfected security interest in favor of Administrative Agent and to no other claim, lien, security interest or encumbrance whatsoever, other than Permitted Liens;

(ii) it is located on one of the premises listed on Schedule 11.2 (or other locations of which Administrative Agent has been advised in writing pursuant to Section 12.2.1 hereof), such locations are within the United States or Canada and is not in transit;

(iii) if held for sale or lease or furnishing under contracts of service, it is free from defects which would, in Administrative Agent’s commercially reasonable determination determined in good faith, affect its market value;

(iv) it is not stored with a bailee, consignee, warehouseman, processor or similar party unless Administrative Agent has given its prior written approval and such US Borrower has caused any such bailee, consignee, warehouseman, processor or similar party to issue and deliver to Administrative Agent, in form and substance acceptable to Administrative Agent, such UCC or PPSA financing statements, warehouse receipts, waivers and other documents as Administrative Agent shall require;

(v) it is produced in compliance with the Fair Labor Standards Act and is not subject to the “hot goods” provisions contained in 29 USC 215(a)(i), and otherwise complies in all material respects with all standards imposed by any applicable governmental entity having authority over the disposition, manufacture or use of that Inventory;

(vi) Administrative Agent has not determined in good faith, in accordance with Administrative Agent’s customary business practices, that it is unacceptable due to age, type, category or quantity; and

(vii) it is not Inventory (A) with respect to which any of the representations and warranties contained in this Agreement are untrue in any material respect; or (B) which violates any of the covenants of US Borrowers contained in this Agreement.

Environmental Laws shall mean all federal, provincial, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to a Borrower’s business or facilities owned or operated by a Borrower, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

Equipment shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

Event of Default shall have the meaning set forth in Section 15 hereof.

Excess Availability shall mean, as of any date of determination by Administrative Agent, the lesser of (i) the Total Revolving Loan Commitment less the sum of the outstanding Revolving Loans and Letter of Credit Obligations and (ii) the Total Revolving Loan Availability less the sum of the outstanding Revolving Loans and Letter of Credit Obligations, in each case as of the close of business on such date and assuming, for purposes of calculation, that all accounts payable which remain unpaid more than forty-five (45) days after the due dates thereof as the close of business on such date are treated as additional Revolving Loans outstanding on such date.

Exchange Rate means the prevailing spot rate of exchange of the Administrative Agent for the purpose of conversion of one currency to another, at or around 12:00 p.m. Chicago time on the date on which any such conversion of currency is to be made under this Agreement.

Excluded Deposit Accounts means (a) trust accounts, (b) payroll accounts, (c) employee wage and benefit accounts, (d) health savings accounts and worker’s compensation accounts, (e) deposit accounts or securities accounts for the sole purpose of holding cash that serves solely as collateral or security under any letter of credit or other obligation issued or incurred prior to the Closing Date in the ordinary course of business, and (f) deposit accounts and securities accounts with balances or assets which shall not at any time exceed $100,000 in the aggregate for all such accounts at any one time.

Excluded Swap Obligation means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

Excluded Taxes shall mean (i) taxes based upon, or measured by, a Lender’s or the Administrative Agent’s (or a branch of a Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or the Administrative Agent is organized, (b) in a jurisdiction which a Lenders or the Administrative Agent’s principal office is located, or (c) in a jurisdiction in which a Lender’s or the Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located, (ii) in the case of a Foreign Lender, any US federal withholding tax that is imposed on amounts payable to or for the account of such Foreign Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Foreign Lender acquires such interest in the Loan or Commitment (or designates a new lending office), (iii) any US federal withholding taxes imposed under FATCA, (iv) any Other Connection Taxes, (v) withholding Taxes imposed on amounts payable to or for the account of Lender with respect to a Loan pursuant to a law in effect on the date on which (a) Lender acquires an interest in the Loan or Commitment, or (b) such Lender changes its lending office, and (vi) any Canadian federal withholding Taxes imposed on the payment as a result of having been made to a Lender or other recipient that, at the time of making such payment, (a) is a person with which a Borrower does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)), or (b) is a “specified shareholder” (as defined in subsection 18(5) of the Income Tax Act (Canada)) of a Borrower or does not deal at arm’s length (for the purposes of the Income Tax Act (Canada)) with such a “specified shareholder”.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b) of the Code.

Federal Funds Rate shall mean for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

Fiscal Year shall mean each twelve (12) month accounting period of Borrowers, which ends on December 31 of each year.

Fixed Charges shall mean for any period, without duplication, (i) all scheduled payments of principal paid in cash during the applicable period with respect to all indebtedness of Borrowers, for borrowed money (excluding all principal payments made on indebtedness on the Closing Date), plus (ii) all scheduled payments of principal paid in cash during the applicable period with respect to all Capital Lease obligations of Borrowers paid in cash, plus (iii) all scheduled payments of interest paid in cash during the applicable period with respect to all indebtedness of Borrowers for borrowed money including Capital Lease obligations, plus (iv) all dividends or other distributions by Manitex to equityholders of Manitex during the applicable period, plus (v) payments during the applicable period paid in cash in respect of income or franchise taxes of Borrowers.

Fixtures shall have the meaning ascribed to such term in the UCC.

Foreign Lender shall mean any Lender that is organized under the laws of a jurisdiction other than the jurisdiction where the Borrower is resident for tax purposes. Under this definition, the United States of America, each State thereof and the District of Columbia are considered to be one jurisdiction.

Foreign Subsidiary means any Subsidiary of a Loan Party that is not organized under the laws of a jurisdiction within the United States.

FRB shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

GAAP shall mean generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

General Intangibles shall have the meaning ascribed to such term in the UCC.

Goods shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Governmental Obligations shall mean noncallable direct general obligations of the United States of America, Canada or obligations the payment of principal of and interest on which is unconditionally guaranteed by the United States of America or Canada.

Group shall have the meaning set forth in Section 2.4.1.

Hazardous Materials shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

Hedging Agreement shall mean any agreement with respect to any swap, collar, cap, future, forward or derivative transaction, whether exchange traded, over the counter or otherwise, including any involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments, any economic, financial or pricing index or basis, or any similar transaction, including any option with respect to any of these transactions and any combinations of these transactions.

Hedging Obligation shall mean, with respect to any Person, any liability of such Person under any Hedging Agreement, including any and all cancellations, buy backs, reversals, terminations or assignments under any Hedging Agreement.

Indemnified Liabilities shall have the meaning set forth in Section 19.4 hereof.

Instruments shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Intangibles shall the meaning ascribed to such term in the PPSA.

Interest Expense means for any period the consolidated interest expense of Loan Parties for such period (including all imputed interest on Capital Leases).

Interest Period shall mean, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two or three thereafter as selected by a Borrower pursuant to Section 2.4.2 or 2.4.3, as the case may be; provided that:

(a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) No Borrower may select any Interest Period for a Revolving Loan which would extend beyond the scheduled Maturity Date; and

(d) No Borrower may select any Interest Period for the Term Loan if, after giving effect to such selection, the aggregate principal amount the Term Loan having an Interest Period ending after any date on which an installment of the Term Loan is scheduled to be repaid would exceed the aggregate principal amount of the Term Loan scheduled to be outstanding after giving effect to such repayment.

Inventory shall have the meaning ascribed to such term in the UCC.

Investment means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of any of the Capital Securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

Investment Property shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Investor shall mean collectively, MI Convert Holdings LLC, a Delaware limited liability company, and Invemed Associates LLC, a New York limited liability company.

Investor Note Purchase Agreement shall mean the Note Purchase Agreement dated as of January 7, 2015, by and between Manitex International and Investor.

Investor Subordinated Note means that certain unsecured subordinated convertible note dated as of January 7, 2015 in the maximum aggregate amount of $15,000,000 payable by Manitex International to the Investor.

Investor Subordination Agreement means that certain Subordination Agreement of even date herewith between Administrative Agent and Investor, as amended, modified or restated from time to time.

L/C Application shall mean with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the L/C Issuer at the time of such request for the type of Letter of Credit requested.

L/C Issuer shall mean PrivateBank in its capacity as the issuer of Letters of Credit hereunder, any Affiliate of PrivateBank that may issue Letters of Credit hereunder, or any other financial institution that Administrative Agent may cause to issue Letters of Credit hereunder, and each of their successors and assigns.

Lender shall have the meaning set forth in the preamble of this Agreement. References to the “Lenders” shall include the L/C Issuer(s); for purposes of clarification only, to the extent that PrivateBank (or any successor L/C Issuer) may have any rights or obligations in addition to those of the other Lenders due to its status as L/C Issuer, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

Lender Party shall have the meaning set forth in Section 19.4 hereof.

Letter of Credit shall mean any Letter of Credit issued on behalf of a US Borrower in accordance with this Agreement.

Letter of Credit Obligations shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit issued on behalf of any US Borrower, and (ii) the aggregate unreimbursed amount of all drawn Letters of Credit issued on behalf of any US Borrower not already converted to Loans hereunder.

Letter-of-Credit Right shall have the meaning ascribed to such term in the UCC.

LIBOR Loans shall mean the Loans bearing interest with reference to the LIBOR Rate.

LIBOR Office shall mean with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of a Lender may be, at the option of such Lender, either a domestic or foreign office.

LIBOR Rate shall mean a rate of interest equal to (i) the per annum rate of interest published by ICE Benchmark Administration Limited (or its successor) at which United States dollar deposits for a period equal to the relevant Interest Period are offered in the London Interbank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by Administrative Agent in its sole discretion), divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or as LIBOR is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error and shall remain fixed during such Interest Period. If at any time the LIBOR Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Lift Ventures shall mean Lift Ventures LLC, a Delaware limited liability company.

Loan Documents shall mean all agreements, instruments and documents, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents,

assignments, contracts, notices, security agreements, leases, financing statements, Hedging Agreements, Bank Product Agreements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of a Borrower or any other Person and delivered to Administrative Agent or any Lender or to any parent, Affiliate or Subsidiary of Administrative Agent or any Lender in connection with the Obligations or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

Loan Party shall mean each Borrower, and each other person who is or shall become primarily or secondarily liable for any of the Obligations.

Loans shall mean all loans and advances made by Administrative Agent and Lenders to or on behalf of Borrowers hereunder.

Lockbox and Lockbox Account shall have the meanings set forth Section 8.1 hereof.

Master Letter of Credit Agreement shall mean, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form being used by the L/C Issuer at such time.

Material Adverse Effect shall mean (i) a material adverse change in, or a material adverse effect on the business, property, assets, or operations of the Loan Parties taken as a whole, (ii) a material impairment of the ability of any Loan Parties taken as a whole to perform any of obligations under this Agreement and the other Loan Documents in any material respect, (iii) a material adverse effect upon a material portion of the Collateral, or (iv) a material impairment of (a) the enforceability or priority of Administrative Agent’s liens upon a material portion of the Collateral or (b) the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents, in each case as determined by Administrative Agent in its Permitted Discretion, determined in good faith; provided, however, that none of the following shall constitute, or shall be considered in determining whether there has occurred, and no event, circumstance, change or effect resulting from or arising out of any of the following shall constitute, a Material Adverse Effect: (A) the failure, in and of itself, of the Company to meet any published or internally prepared estimates of revenues, earnings or other financial projections, performance measures or operating statistics; and (B) a decline in the price, or a change in the trading volume, of Manitex International’s common stock on any national stock exchange.

Maturity Date shall mean July 20, 2019.

Maximum Aggregate Loan Amount shall mean Forty-Five Million and No/100 Dollars ($45,000,000).

Money shall have the meaning ascribed to such term in the PPSA.

Mortgages shall mean the mortgages, deeds of trust or analogous documents heretofore or hereafter executed by a Loan Party in favor of Administrative Agent, for its benefit and the benefit of Lenders, by which such Loan Party has granted to Administrative Agent, as security for the Liabilities, a lien upon the real property of such Loan Party together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

Non-Consenting Lender shall have the meaning set forth in Section 20.1 hereof.

Non-U.S. Participant shall have the meaning set forth in Section 4.4(d) hereof.

Note shall have the meaning set forth in Section 2.6 hereof.

Notice of Borrowing shall have the meaning set forth in Section 2.4.2 hereof.

Notice of Conversion/Continuation shall have the meaning set forth in Section 2.4.3 hereof.

Obligations shall mean, collectively, all US Obligations and all Canadian Obligations.

OFAC shall have the meaning set forth in Section 12.11 hereof.

Other Connection Taxes shall mean, with respect to any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such Lender or recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Lender or recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or any Loan Document).

Overadvance shall have the meaning set forth in Section 2.1.2 hereof.

Parent shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding equity of a Borrower and, if a Borrower is a partnership, the general partner of such Borrower.

Participant shall have the meaning set forth in Section 19.1.2 hereof.

PBGC shall have the meaning set forth in Section 12.2.5 hereof.

Permitted Discretion means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

Permitted Governmental Authority shall mean any of: (i) the United Nations, (ii) the North Atlantic Treaty Organization, (iii) the Canadian Department of National Defence, (iv) the Province of Ontario, Canada, (v) the Canadian Commercial Corporation, (vi) any branch of the United States military, or (vii) the United State Defense Logistics Agency.

Permitted Guarantee Obligations shall mean

(i) any guarantees in favor of the Administrative Agent or any Lender,

(ii) the unsecured guaranties from Manitex International in support of the indebtedness of CVS Ferrari S.R.L. to foreign banks, including but not limited to such guaranties existing on September 30, 2014, provided that such guarantee obligation shall not to exceed the lesser of $9,000,000 or the amount of such foreign indebtedness of CVS Ferrari S.R.L., and

(iii) the performance guaranty provided by Manitex International in support of LiftKing Canada’s military contract.

Permitted Investments shall mean with respect to any Person:

(i) Governmental Obligations;

(ii) Obligations of a state or commonwealth of the United States or the obligations of the District of Columbia or any possession of the United States, or any political subdivision of any of the foregoing, which are described in Section 103(a) of the Internal Revenue Code and are graded in any of the highest three (3) major grades as determined by at least one Rating Agency; or secured, as to payments of principal and interest, by a letter of credit provided by a financial institution or insurance provided by a bond insurance company which in each case is itself or its debt is rated in one of the highest three (3) major grades as determined by at least one Rating Agency;

(iii) Investments in obligations issued by the Government of Canada, or an instrumentality or agency of Canada, maturing within 365 days of the date of acquisition of such obligation, and guaranteed fully as to principal, premium, if any, and interest by the Government of Canada;

(iv) Investments in certificates of deposits issued or acceptances accepted by or guaranteed by any bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada or by the bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia whose deposits are insured by the Federal Deposit Insurance Corporation and whose reported capital and surplus equal at least $250,000,000 or the Equivalent Amount in Canadian Dollars with respect to such Investments in Canada, provided that such minimum capital and surplus requirement shall not apply to demand deposit accounts maintained by any Credit Party in the ordinary course of business, maturing within 365 days of the date of purchase;

(v) Commercial paper rated at the time of purchase within the two highest classifications established by not less than two Rating Agencies in Canada or the United States, as applicable, and which matures within 270 days after the date of issue;

(vi) Secured repurchase agreements against obligations itemized in paragraph (a) above, and executed by a bank or trust company or by members of the association of primary dealers or other recognized dealers in United States government securities, or Canadian government securities, the market value of which must be maintained at levels at least equal to the amounts advanced; and

(vii) Any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in (i) through (vi) above.

Permitted Liens shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder or amounts which are being contested in good faith and by appropriate proceedings and for which the applicable Borrower has maintained adequate reserves; (ii) liens or security interests in favor of Administrative Agent; (iii) liens for Taxes, assessments and governmental charges not yet due and payable or which are being contested in good faith and by appropriate proceedings and the applicable Borrower is in compliance with clauses (i) and (iii) of Section 12.8 hereof; (iv) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on the applicable Borrower’s ability to use such real property for its intended purpose in connection with such Borrower’s business; (v) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which are the subject of such capitalized leases; (vi) liens set forth on Schedule 1; (vii) liens specifically permitted by Required Lenders in writing; (viii) involuntary liens securing amounts less than $1,000,000 and which are released or for which a bond acceptable to Administrative Agent in its Permitted Discretion, determined in good faith, has been posted within twenty (20) days of its creation; (ix) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions holding such deposits; (x) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (xi) Rental Fleet Debt Liens; and (xii) liens incurred in the ordinary course of business to secure the performance of statutory obligations arising in connection with progress payments or advance payments due under contracts with the United States government or any agency thereof entered into in the ordinary course of business.

Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States or Canadian government (whether federal, provincial, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

Plan shall have the meaning set forth in Section 12.2.5 hereof.

PPSA means the Personal Property Security Act (Ontario), as such legislation may be amended or replaced from time to time.

Pre-Settlement Determination Date shall have the meaning set forth in Section 2.9 hereof.

Prime Rate shall mean, for any day, the rate of interest in effect for such day as publicly announced from time to time by Administrative Agent as its prime rate (whether or not such rate is actually charged by Administrative Agent), which is not intended to be Administrative Agent’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that Administrative Agent shall not be obligated to give notice of any change in the Prime Rate.

PrivateBank shall have the meaning set forth in the preamble hereof.

Pro Rata Share shall mean:

(a) with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the L/C Issuer(s), and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Total Revolving Loan Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Loan Commitment, by (ii) the Total Revolving Loan Commitment and (y) from and after the time the Total Revolving Loan Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Loans (after settlement and repayment of all Swing Line Loans and Agent Advances by the Lenders) by (ii) the aggregate unpaid principal amount of all Revolving Loans;

(b) with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Loan Commitment by (ii) the Total Revolving Loan Commitment of all Lenders; provided that in the event the Commitments have been terminated or reduced to zero, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such Lender’s Revolving Loans (after settlement and repayment of all Swing Line Loans and Agent Advances by the Lenders), by (B) the principal amount of all outstanding Revolving Loans.

Proceeds shall have the meaning ascribed to such term in the UCC and the PPSA, as the case may be.

Receiver shall have the meaning set forth in Section 16.2 hereof.

Register shall have the meaning set forth in Section 19.2 hereof.

Regulation D shall mean Regulation D of the FRB.

Regulation U shall mean Regulation U of the FRB.

Rental Fleet Debt shall mean the indebtedness or Capital Lease obligations of a Borrower pursuant to a lease or purchase agreement to incurred finance the acquisition of equipment or vehicle chassis, whether pursuant to a loan or a Capital Lease, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing, (ii) the aggregate amount of all such Rental Fleet Debt at any one time outstanding in respect of equipment shall not exceed $4,000,000, or the equivalent amount in Canadian Dollars, and (iii) any renewals or refinancings of such Debt shall be on terms substantially the same or better than those in effect at the time of the original incurrence of such indebtedness.

Rental Fleet Debt Liens shall mean liens securing Rental Fleet Debt; provided that (i) any such lien is created solely for the purpose of securing indebtedness representing or incurred to finance the cost of the acquisition of the item of property subject thereto, (ii) the principal amount of the indebtedness secured by any such lien shall at no time exceed 100% of the sum of the purchase price or cost of the applicable property, equipment or improvements and the related costs and charges imposed by the vendors thereof, and (iii) the lien does not cover any property other than the equipment or vehicle chassis acquired; for the avoidance of doubt, notice filings made by lessors with respect to operating lease obligations with respect to a lease of equipment or vehicle chassis shall be specifically permitted.

Representative shall mean Manitex International.

Required Lenders shall mean, at any time, (i) if there are less than three (3) Lenders, all Lenders and (ii) at all other times, Lenders whose Pro Rata Shares in the aggregate exceed 66 2⁄3% as determined pursuant to clause (ii) of the definition of Pro Rata Shares provided, that the Pro Rata Shares held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lender.

Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Revolving Loan Commitment of any Lender shall mean the amount set forth next to such Lender’s name on Annex 1, except as such amount may, during the existence of an Event of Default, be decreased by the Required Lenders in their sole discretion.

Revolving Loans shall have the meaning set forth in Section 2.1 hereof.

Securities shall have the meaning ascribed to such term in the PPSA.

Securities Entitlement shall have the meaning ascribed to such term in the PPSA.

Senior Leverage Ratio shall have the meaning set forth in Section 14.2 hereof.

Settlement Date shall have the meaning set forth in Section 2.9 hereof.

Subordinated Debt means (i) the Investor Subordinated Note, (ii) Terex Subordinated Note and (iii) any unsecured debt of the Borrowers that has subordination terms, covenants, pricing and other terms that have been approved in writing by the Required Lenders in their sole discretion.

Subordinated Debt Documents means (i) the Investor Subordination Agreement, (ii) the Terex Subordination Agreement, and (iii) all other documents and instruments relating to the Subordinated Debt and all amendments and modifications thereof approved by Administrative Agent in its sole discretion.

Subsidiary shall mean, with respect to any Person, a corporation of which such Person owns, directly or indirectly, more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) and any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrowers. Notwithstanding the foregoing, ASV and Lift Ventures shall not be deemed to be Subsidiaries for purposes of this Agreement.

Supporting Obligations shall have the meaning set forth in the UCC.

Swap Obligation means any Hedging Obligation that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

Swing Line Lender means PrivateBank.

Swing Line Loan means, collectively, all US Swing Line Loans.

Tangible Chattel Paper shall have the meaning ascribed to such term in the UCC.

Taxes shall mean any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding the Excluded Taxes.

Terex shall mean Terex Corporation, a Delaware corporation.

Terex Subordinated Note shall mean that certain unsecured subordinated convertible promissory note dated as of December 19, 2014 in the maximum amount of $7,500,000, the proceeds of which were utilized to finance a portion of the purchase by Manitex International of 51% of the Capital Securities in ASV from Terex.

Terex Subordination Agreement means that certain Subordination Agreement of even date herewith between Administrative Agent and Terex, as amended, modified or restated from time to time.

Termination Event means, with respect to a Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of a Borrower or any other member of the Controlled Group from such Plan during a plan year in which a Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Plan, the filing of a notice of intent to terminate the Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Plans, determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

Total Revolving Loan Availability shall mean an amount up to the lesser of (A) the sum of (i) the Canadian Revolving Loan Availability plus (ii) the US Revolving Loan Availability or (B) Forty-Five Million Dollars in the aggregate for all Borrowers, whichever is less.

Total Revolving Loan Commitment shall mean an amount equal to Forty-Five Million and No/100 Dollars ($45,000,000.00).

UCC shall mean the Uniform Commercial Code as in effect in the State of Illinois.

Unfunded Liability shall mean the amount (if any) by which the present value of all vested and unvested accrued benefits under all Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Plan, using PBGC actuarial assumptions for single employer plan terminations.

Unused Line Fee shall have the meaning set forth in Section 4.3.3 hereof.

US Dollars or $ means lawful currency of the United States of America.

US Obligations shall mean any and all obligations, liabilities and indebtedness of each US Loan Party to Administrative Agent and each Lender or to any Affiliate of a Lender of any and every kind and nature pursuant to any Loan Document, howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance and Bank Product Obligations), whether several, joint or joint and several; provided, however, that the US Obligations shall not include Excluded Swap Obligations.

US Revolving Loan Availability shall mean with respect to Borrowers an amount up to the lesser of the sum of the following sublimits: (i) up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Borrowers’ business) of US Borrowers’ Eligible US Accounts (it being understood and agreed that such advance rate shall be reduced by one (1) percentage point for each whole or partial percentage point by which Dilution (as determined by Administrative Agent in good faith based on the results of the most recent twelve (12) month period for which Administrative Agent has conducted a field audit of Borrowers) exceeds five percent (5%)), plus (ii) up to fifty percent (50%) of the lower of cost or market value of US Borrowers’ Eligible US Inventory and Eligible Chassis Inventory up to a maximum aggregate amount of Twenty-Five Million Dollars ($25,000,000), plus (iii) up to eighty percent (80%) of the lower of cost or market value of US Borrowers’ Used Equipment Purchased for Resale or Rent up to a maximum aggregate amount of Two Million Dollars ($2,000,000), plus (iv) lesser of (x) eighty-five percent (85%) of Eligible Bill and Hold Receivables of the US Borrowers and (y) $10,000,000 minus the aggregate amount of Eligible Bill and Hold Receivables of the Canadian Borrower, minus (v) such reserves as Administrative Agent elects, in its Permitted Discretion, determined in good faith, to establish from time to time, including, without limitation, reserves with respect to Bank Products Obligations and Hedging Obligations.

US Revolving Loans shall have the meaning specified in Section 2.1.1 hereof.

US Revolving Note shall have the meaning set forth in Section 2.5 hereof.

US Swing Line Availability means the lesser of (a) the US Swing Line Commitment Amount and (b) the amount by which the lesser of (x) US Revolving Loan Availability and (y) the total amount of the US Revolving Loan Commitment that exceeds the sum of the outstanding US Revolving Loans plus US Letter of Credit Obligations.

US Swing Line Commitment Amount means $5,000,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.

US Swing Line Loan is defined in Section 2.2.

USA Patriot Act shall have the meaning set forth in Section 19.3 hereof.

Used Equipment Purchased for Resale or Rent shall mean all used equipment held by the Borrowers as inventory for the purpose of reselling or renting which is acceptable to Administrative Agent in its Permitted Discretion.

SECTION 2	LOANS.

2.1 Revolving Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, prior to the Maturity Date, each Lender shall, absent the occurrence and continuance of an Event of Default, make its Pro Rata Share of revolving loans and advances (the “Revolving Loans”) in an amount up to its Revolving Loan Commitment upon request of the Representative; provided that the aggregate unpaid principal balance of the US Revolving Loans plus the amount of any US Swing Line Loans outstanding plus the amount of the Canadian Loans at such time shall not at any time exceed the lesser of (i) the Total Revolving Loan Availability minus the Letter of Credit Obligations and (ii) the aggregate amount of the Revolving Loan Commitment minus the Letter of Credit Obligations (the “Maximum Available Loan Amount”). Further, the outstanding aggregate amount of Canadian Loans shall not exceed the Canadian Revolving Loan Sublimit at any time. All US Revolving Loans and Canadian Revolving Loans shall be made in US Dollars and shall be utilized solely for (i) operations of the Borrowers and (ii) for intercompany loans, including between US Borrowers and Canadian Borrowers.

2.1.1 Repayments of Overadvances; Overadvances.

(a) The aggregate unpaid principal balance of the US Revolving Loans plus the amount of US Swing Line Loans outstanding at any such time shall not at any time exceed the lesser of (i) US Revolving Loan Availability minus the US Letter of Credit Obligations and (ii) the aggregate amount of the US Revolving Loan Commitment minus the US Letter of Credit Obligations.

(b) The aggregate unpaid principal balance of the Canadian Revolving Loans outstanding at any such time shall not at any time exceed the lesser of (i) Canadian Revolving Loan Availability minus the Canadian Letter of Credit Obligations and (ii) the Canadian Revolving Loan Sublimit.

If at any time the principal amount of the outstanding Revolving Loans for either the US Revolving Loan Commitment or the Canadian Revolving Loan Sublimit exceeds either the US or Canadian Revolving Loan Availability, as applicable, or the total amount of such Revolving Loan Commitment, in each case, minus the applicable Letter of Credit Obligations under such Revolving Loan Commitment, as applicable, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Availability for such Revolving Loan Commitment or sublimit, as applicable, Borrowers shall immediately, and without the necessity of demand by Administrative Agent, pay to Administrative Agent such amount as may be necessary to eliminate such excess and Administrative Agent shall apply such payment to the applicable Revolving Loans outstanding under the applicable Revolving Loan Commitment or sublimit, as applicable, to eliminate such excess; provided that Administrative Agent may, in its sole discretion, permit such excess (the “Overadvance”) to remain outstanding and continue to cause Revolving Loans to be advanced to Borrowers (including by the Swing Line Lender) without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Overadvances does not exceed at any time Five Million Dollars ($5,000,000) in the aggregate, (ii) the aggregate outstanding principal balance of the US Revolving Loans or Canadian Revolving Loans, as applicable, does not exceed the total amount of the applicable Revolving Loan Commitment, and (iii) Administrative Agent has not been notified by Required Lenders to cease making such Revolving Loans. If any Overadvance is not repaid in full within thirty (30) days after the initial occurrence of such Overadvance, no future advances may be made to Borrower without the consent of Required Lenders until the Overadvance is repaid in full.

2.1.2 Agent Advances. Subject to the limitations set forth in this subsection, Administrative Agent is hereby authorized by Borrowers and Lenders, from time to time in Administrative Agent’s sole discretion (and subject to the terms of this paragraph, the making of each Agent Advance shall be deemed to be a request by Borrowers and the Lenders to make such Agent Advance), (i) after the occurrence of an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default, or (ii) at any time that any of the other applicable conditions precedent set forth in Section 17.2 hereof have not been satisfied (including without limitation the conditions precedent that the aggregate principal amount of all outstanding Revolving Loans and Letter of Credit Obligations under the Revolving Loan Commitment do not exceed Total Revolving Loan Availability under the Revolving Loan Commitment), to make Revolving Loans to Borrowers on behalf of Lenders which Administrative Agent, in its Permitted Discretion, determined in good faith deems necessary or desirable (A) to preserve or protect the business conducted by any Loan Party, the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (C) to pay any amount chargeable to any Borrower pursuant to the terms of this Agreement or the other Loan Documents (any of the advances described in this subsection being hereafter referred to as “Agent Advances”); provided, that (x) the outstanding aggregate amount of Agent Advances does not exceed at any time Two Million Dollars ($2,000,000), (y) the aggregate outstanding principal balance of the Revolving Loans and Letter of Credit Obligations under the Revolving Loan Commitment does not exceed the total aggregate amount of the Total Revolving Loan Commitment, and (z) Administrative Agent has not been notified by Required Lenders to cease making such Agent Advances. For all purposes in this Agreement, Agent Advances shall be treated as Revolving Loans under the Revolving Loan Commitment specified by Administrative Agent and shall constitute Base Rate Loans. Agent Advances shall be repaid on demand by Administrative Agent.

2.2 Reserved.

2.3 Swing Line Facilities.

(a) Administrative Agent shall notify the Swing Line Lender upon Administrative Agent’s receipt of any Notice of Borrowing requesting a US Swing Line Loan. Subject to the terms and conditions hereof, the Swing Line Lender may, in its sole discretion, make available from time to time until the Maturity Date, advances under the US Revolving Loan Commitment (each, a “US Swing Line Loan”) in accordance with any such notice, notwithstanding that after making a requested US Swing Line Loan, the sum of the Swing Line Lender’s Pro Rata Share of the US Revolving Loans, participation interests in US Letters of Credit and all outstanding US Swing Line Loans, may exceed the Swing Line Lender’s Pro Rata Share of the Revolving Loan Commitment. The provisions of this Section 2.3.1 shall not relieve Lenders of their obligations to make Revolving Loans under Section 2.1; provided that if the Swing Line Lender makes a US Swing Line Loan pursuant to any such notice, such US Swing Line Loan shall be in lieu of any US Revolving Loan that otherwise may be made by the Lenders pursuant to such notice. The aggregate amount of US Swing Line Loans outstanding shall not exceed at any time US Swing Line Availability. Until the Maturity Date, Borrowers may from time to time borrow, repay and reborrow under this Section 2.3. Each US Swing Line Loan shall be made pursuant to a Notice of Borrowing delivered by US Borrowers to Administrative Agent in accordance with this Section. Any such notice must be given no later than 11:00 A.M., Chicago time, on the Business Day of the proposed US Swing Line Loan. Unless the Swing Line Lender has received at least one Business Day’s prior written notice from the Required Lenders instructing it not to make a US Swing Line Loan, the Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 17.2, be entitled to fund that US Swing Line Loan, and to have Lenders settle in accordance with Section 2.9(a) or purchase participating interests in accordance with Section 2.9(b). Notwithstanding any other provision of this Agreement or the other Loan Documents, each US Swing Line Loan shall constitute a Base Rate Loan. US Borrowers shall repay the aggregate outstanding principal amount of each US Swing Line Loan upon demand therefor by Administrative Agent.

(b) The entire unpaid balance of each US Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Maturity Date if not sooner paid in full.

2.4 Loan Procedures.

2.4.1 Various Types of Loans. Each Revolving Loan shall be either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as Borrowers shall specify in the related notice of borrowing or conversion pursuant to Section 2.4.2 or 2.4.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups.” Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than four (4) different Groups of LIBOR Loans shall be outstanding at any one time.

2.4.2 Borrowing Procedures.

(a) The Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit B or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent of each proposed Base Rate or LIBOR borrowing not later than (a) in the case of a Base Rate borrowing, 11:00 A.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing, in the case of a LIBOR borrowing, the initial Interest Period therefor, whether such Revolving Loan will be a Canadian Revolving Loan or a US Revolving Loan, and, for purposes of all Canadian Loans, whether the proceeds of such Canadian Revolving Loan will be funded to the Canadian Operating Account or to the Canadian Domestic Operating Account. Each borrowing shall be on a Business Day. Each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $500,000.

(b) Borrowers hereby authorize Administrative Agent in its sole discretion, to advance: (i) US Revolving Loans as Base Rate Loans to pay any Obligations (whether principal, interest, fees or other charges when due), and any such Obligations becoming due shall be deemed a request for a Base Rate borrowing of a US Revolving Loan on the due date, in the amount of such Obligations; and (ii) Canadian Revolving Loans as Canadian Base Rate Loans to pay any Canadian Obligations whether principal, interest, fees or other charges when due), and any such Canadian Obligations becoming due shall be deemed a request for a Base Rate borrowing of a Canadian Revolving Loan on the due date, in the amount of such Canadian Obligations. The proceeds of such US Revolving Loans shall be disbursed as direct payment of the relevant Obligation as determined by Administrative Agent. The proceeds of such Canadian Revolving Loans shall be disbursed as direct payment of the relevant Canadian Obligation. In addition, Administrative Agent may, at its option, charge such Obligations against any operating, investment or other account of any Borrower maintained with Administrative Agent or any of its Affiliates.

2.4.3 Conversion and Continuation Procedures. (a) Subject to Section 2.4.1, the Representative may, upon irrevocable written notice to Administrative Agent in accordance with clause (b) below:

(i) elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $1,000,000 and a higher integral multiple of $500,000) into Loans of the other type; or

(ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans under the applicable Revolving Loan Commitment under which such LIBOR Loan was advanced shall be at least $1,000,000 and an integral multiple of $500,000.

(b) The Representative shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit C or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to Administrative Agent of each proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 11:00 A.M., Chicago time, on the proposed date of such conversion, and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three (3) Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(i) the proposed date of conversion or continuation;

(ii) the aggregate amount of Loans to be converted or continued;

(iii) the type of Loans resulting from the proposed conversion or continuation; and

(iv) in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c) If upon the expiration of any Interest Period applicable to LIBOR Loans, Representative has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, Borrowers shall be deemed to have elected to reborrow such LIBOR Loans as LIBOR Loans with an Interest Period of one month effective on the last day of such Interest Period.

Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 4.2.4.

2.5 Repayments. The Revolving Loans and all other Obligations shall be repaid on the Maturity Date.

2.5.1 Making of Payments. All payments of principal or interest on the Note(s), and of all fees, shall be made by Borrowers to Administrative Agent in immediately available funds in US Dollars at the office specified by Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day. Subject to Section 2.7 and Section 2.8 and Section 2.9 hereof, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of such Lender. All payments under Section 4.2.1 shall be made by Borrowers directly to the Lender entitled thereto without setoff, counterclaim or other defense.

2.5.2 Application of Certain Payments. So long as no Default or Event of Default has occurred and is continuing, payments matching specific scheduled payments then due shall be applied to those scheduled payments under each applicable Note. After the occurrence and during the continuance of a Default or an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Administrative Agent shall determine in its discretion or, in the absence of a specific determination by Administrative Agent in the order set forth in Section 16.2. Concurrently with each remittance to any Lender of its share of any such payment, Administrative Agent shall advise such Lender as to the application of such payment.

2.5.3 Setoff. With respect to all amounts owing by the Borrowers and each other Loan Party, each Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of Borrowers and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrowers and each other Loan Party then or thereafter with Administrative Agent or such Lender. The exercise of the right to setoff shall be subject to the provisions of Section 18.12.

2.5.4 Proration of Payments. Except as provided in Section 2.8, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of (a) principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 4.2 or 19.1 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of the other Lenders; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

2.6 Notes. The Loans shall, in each Lender’s sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to such Lender evidencing all Revolving Loans. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Administrative Agent.

2.7 Recordkeeping. Administrative Agent shall record in its records the date and amount of each Loan made by Administrative Agent, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrowers hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

2.8 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

2.8.1 fees shall cease to accrue on the unfunded portion of the Revolving Loan Commitment of such Defaulting Lender pursuant to Section 4.3.3 and the Borrower shall not be required to pay any such fees to such Defaulting Lender;

2.8.2 if any Swing Line Loans, Agent Advances or Letters of Credit are outstanding at the time that a Lender becomes a Defaulting Lender then:

(a) all or any part of the Defaulting Lender’s obligation to participate in Swing Line Loans, Agent Advances and participate in Letters of Credit shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares as determined pursuant to clause (a) of the definition of “Pro Rata Share” but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Loans and participations in Letter of Credit Obligation plus such Defaulting Lender’s obligation to participate in Swing Line Loans, Agent Advances and participate in Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Revolving Loan Commitments and (y) the conditions set forth in Section 17.2 are satisfied at such time; and

(b) if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by Administrative Agent (x) first, prepay such Defaulting Lender’s outstanding obligation to participate in Swing Line Loans and Agent Advances and (y) second, Cash Collateralize such Defaulting Lender’s obligation to participate in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 3.4 for so long as such obligation to participate in Letters of Credit is outstanding;

(c) if the Borrowers Cash Collateralize any portion of such Defaulting Lender’s obligation to participate in Letters of Credit pursuant to Section 3.4, the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.1 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit during the period such Defaulting Lender’s obligation to participate in Letters of Credit is Cash Collateralized;

(d) if the obligation to participate in Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to this Section 2.8.2, then the fees payable to the Lenders pursuant to Section 4.3.2 and Section 4.3.3 and shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares (as determined pursuant to clause (a) of the definition of “Pro Rata Share”); or

(e) if any Defaulting Lender’s obligation to participate in Letters of Credit is neither Cash Collateralized nor reallocated pursuant to Section 2.8.2, then, without prejudice to any rights or remedies of any L/C Issuer or any Lender hereunder, all letter of credit fees payable under Section 3.1 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit shall be payable to the applicable L/C Issuer until such obligation to participate in Letters of Credit is cash collateralized and/or reallocated; and

2.8.3 so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and no L/C Issuer shall be required to issue,

amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Loan Commitments of the non-Defaulting Lenders and/or Cash Collateral will be provided by the Borrowers in accordance with Section 2.8.2, and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.8.2(a) (and Defaulting Lenders shall not participate therein).

2.8.4 If Administrative Agent, Borrowers, the applicable L/C Issuer(s) and the Swing Line Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations to participate in Swing Line Loans, Agent Advances and the obligations to participate in Letters of Credit of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Loan Commitments and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Line Loans) as Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of “Pro Rata Share”).

2.8.5 Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.9 or Section 2.5.7 but excluding Section 4.2.7(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer(s) or Swing Line Lender hereunder, (iii) third, to the funding of any Revolving Loan or the funding or Cash Collateralization of any participating interest in any Swing Line Loan or Agent Advance, any amounts which may be due pursuant to Section 2.9 or any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iv) fourth, if so determined by Administrative Agent and the Borrowers, held in such account as Cash Collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of draws under Letters of Credit with respect to which the L/C Issuer has funded its participation obligations and (y) made at a time when the conditions set forth in Section 17.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Revolving Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

2.8.6 No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder (including any consent to any amendment or waiver pursuant to

Section 20.1), provided that (a) the Revolving Loan Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (b) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender in any materially adverse manner relative to other affected Lenders shall require the consent of such Defaulting Lender.

2.9 Settlements.

(a) On a weekly basis (or more frequently if requested by Administrative Agent or Swing Line Lender), and on the last Business Day of each calendar quarter (each, a “Settlement Date”), Administrative Agent shall provide each Lender with a statement of the outstanding balance of the Revolving Loans and Swing Line Loans under each Revolving Loan Commitment as of the end of the Business Day immediately preceding the Settlement Date (the “Pre-Settlement Determination Date”) and the current balance of the Revolving Loans funded by each Lender (whether made directly by such Lender to Borrowers or constituting a settlement by such Lender of a previous Swing Line Loan or Agent Advance under each Revolving Loan Commitment), in each case in US Dollars or the US Dollar Equivalent thereof. If such statement discloses that such Lender’s current balance of the Revolving Loans as of the Pre-Settlement Determination Date exceeds such Lender’s Pro Rata Share of the aggregate of the Revolving Loans outstanding as of the Pre-Settlement Determination Date, then Administrative Agent shall, on the Settlement Date, transfer, by wire transfer, the net amount due to such Lender in accordance with such Lender’s instructions, and if such statement discloses that such Lender’s current balance of the aggregate of the Revolving Loans, Swing Line Loans and Agent Advances as of the Pre-Settlement Determination Date is less than such Lender’s Pro Rata Share of the Revolving Loans outstanding as of the Pre-Settlement Determination Date, then Borrowers shall be deemed to have requested a Revolving Loan and such Lender shall, on the Settlement Date make a Revolving Loan, transfer, by wire transfer the net amount due to Administrative Agent or Swing Line Lender, as applicable in accordance with Administrative Agent’s instructions to repay the Swing Line Loan or Agent Advances under the applicable Revolving Loan Commitment.

(b) If, prior to settling pursuant to clause (a) above, one of the events described in Section 15.6 or 15.7 has occurred, then each Lender shall, on the date such Revolving Loan was to have been made for the benefit of Borrowers to settle outstanding Swing Line Loans or Agent Advances, purchase from the Swing Line Lender or Administrative Agent, as applicable, an undivided participation interest in the Swing Line Loan or Agent Advance in an amount equal to its Pro Rata Share of such Swing Line Loan or Agent Advance. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(c) Each Lender’s obligation to make Revolving Loans in accordance with Section 2.9(a) and to purchase participation interests in accordance with Section 2.9(b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender or Administrative Agent, Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this

Agreement at any time or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If and to the extent any Lender shall not have made such amount available to Administrative Agent or the Swing Line Lender, as applicable, by 2:00 P.M., Chicago time, the amount required pursuant to Sections 2.1.1 or 2.9(b), as the case may be, on the Business Day on which such Lender receives notice from Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to Administrative Agent for the Swing Line Lender’s account forthwith on demand, for each day from the date such amount was to have been delivered to Administrative Agent to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect.

2.10 Commitments Several. The failure of any Lender to make a requested loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

SECTION 3	LETTERS OF CREDIT.

3.1 General Terms. Subject to the terms and conditions of this Agreement and the other Loan Document prior to the Maturity Date, Administrative Agent may from time to time cause to be issued by an L/C Issuer and co-sign for or otherwise guarantee, upon a Borrower’s request, commercial and/or standby Letters of Credit on behalf of any Borrower; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed Three Million and No/100 Dollars ($3,000,000) in the aggregate for all Borrowers. Payments made by the L/C Issuer to any Person on account of any Letter of Credit shall be immediately payable by Borrowers without notice, presentment or demand and each Borrower agrees that each payment made by the L/C Issuer in respect of a Letter of Credit shall constitute a request by such Borrower for a Loan to reimburse L/C Issuer. In the event such Loan is not advanced by Administrative Agent, Swing Line Lender or Lenders for any reason, such reimbursement obligations (whether owing to the L/C Issuer or Administrative Agent if Administrative Agent is not the L/C Issuer) shall become part of the Obligations hereunder and shall bear interest at the rate then applicable to Revolving Loans constituting Base Rate Loans until repaid. Borrowers shall remit to Administrative Agent, for the ratable benefit of Lenders having Revolving Loan Commitments, a Letter of Credit fee equal to three percent (3.00%) per annum on the aggregate undrawn face amount of all Letters of Credit outstanding, which fee shall be payable in advance for the term of the Letter of Credit. Upon the occurrence of an Event of Default and during the continuance thereof, the Letter of Credit fee shall be increased to an amount equal to two percent (2%) per annum in excess of the Letter of Credit fee otherwise payable thereon, which fee shall be payable on demand. Said fee shall be calculated on the basis of a 360 day year. Each Borrower shall also pay on demand the normal and customary administrative charges of L/C Issuer for issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

3.2 Letter of Credit Procedures.

3.2.1 L/C Applications. Each Borrower shall execute and deliver to the L/C Issuer the Master Letter of Credit Agreement from time to time in effect. Each Borrower shall give notice to Administrative Agent and the L/C Issuer of the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the L/C Issuer and Administrative Agent shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by Borrowers and in all respects satisfactory to the L/C Issuer, together with such other documentation as the L/C Issuer may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Maturity Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Maturity Date which is Cash Collateralized for the benefit of the L/C Issuer shall be the sole responsibility of the L/C Issuer. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

3.2.2 Reimbursement Obligations Unconditional. Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the L/C Issuer has reasonably determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any material respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender under or in connection with any Letter of Credit or any related matters (other than as the result of gross negligence or willful misconduct on the part of the Administrative Agent as determined by a final, nonappealable judgment by a court of competent jurisdiction) shall result in any liability of Administrative Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

3.3 Expiration Dates of Letters of Credit. The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth (30th) day prior to the Maturity Date. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the Maturity Date.

3.4 Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable L/C Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such L/C Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and Borrowers’ reimbursement obligations with respect thereto. If a Borrower does not pay any reimbursement obligation when due, such Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Loan which is a Base Rate Loan in a principal amount equal to such reimbursement obligations in accordance with Section 3.1. The Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.4.2, Section 17.2 or otherwise such Lender shall make available to the Administrative Agent its Pro Rata Share of such Loan. The proceeds of such Loan shall be paid over by the Administrative Agent to the applicable L/C Issuer for the account of Borrowers in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable L/C Issuer’s “participation” therein. Each L/C Issuer hereby agrees to notify the Administrative Agent of the issuance of any Letter of Credit and, upon request of the Administrative Agent or any Lender, to deliver to the Administrative Agent or such Lender a list of all outstanding Letters of Credit issued by such L/C Issuer, together with such information related thereto as the Administrative Agent or such Lender may reasonably request.

SECTION 4	INTEREST, FEES AND CHARGES.

4.1 Interest Rate. Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (a), (b) or (c) below.

(a) With respect to Base Rate Loans, the Base Rate in effect from time to time plus the Applicable Margin for Base Rate Loans, payable on the first Business Day of each month in arrears for interest through the last day of the prior month. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Base Rate effective on the effective date of each such change in the Base Rate.

(b) With respect to LIBOR Loans, the LIBOR Rate for the applicable Interest Period plus the Applicable Margin for LIBOR Loans, such rate to remain fixed for such Interest Period. Interest shall be payable on the last Business Day of such Interest Period and, with respect to two (2) and three (3) month Interest Periods, on the same date of each month as the initial date of the Interest Period during such Interest Period.

(c) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum plus the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be computed for the actual number of days elapsed on the basis of a 360 day year. For purposes of the Interest Act (Canada), the yearly rate of interest to which any rate calculated on the basis of a period of time different from the actual number of days in the year (360 days, for example) is equivalent is the stated rate multiplied by the actual number of days in the year (365 or 366 days) and divided by the number of days in the shorter period (360 days, for example).

(d) The applicable LIBOR Rate for each Interest Period shall be reasonably determined by the Administrative Agent, and notice thereof shall be given by Administrative Agent promptly to Borrowers. Each determination of the applicable LIBOR Rate by Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. Administrative Agent shall, upon written request of a Borrower, deliver to Borrowers a statement showing the computations used by Administrative Agent in determining any applicable LIBOR Rate hereunder.

4.2 Increased Costs; Special Provisions For LIBOR Loans.

4.2.1 Increased Costs.

(a) If, after the Closing Date, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Lender; or (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) any Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by any Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day whole is 180 days prior to the date on which such Lender first made demand therefor.

(b) If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance

(taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, upon demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), Borrowers shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is 180 days prior to the date on which such Lender first made demand therefor.

4.2.2 Basis for Determining Interest Rate Inadequate or Unfair. If:

(a) The Administrative Agent reasonably determines (which determination shall be binding and conclusive on Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b) the LIBOR Rate as reasonably determined by Administrative Agent will not adequately and fairly reflect the cost to any Lenders of maintaining or funding LIBOR Loans for such Interest Period or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lender materially affects such Loans;

then Administrative Agent shall promptly notify Borrowers and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

4.2.3 Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of or conversion of Base Rate Loans into LIBOR Loans by such Lender which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made or converted into by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan. Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the Group of LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

4.2.4 Funding Losses. Each Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Administrative Agent) Borrowers will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 2.4.3) or (b) any failure of Borrowers to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement. For this purpose, all notices to Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

4.2.5 Right of Lenders to Fund through Other Offices. Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrowers to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

4.2.6 Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

4.2.7 Mitigation of Circumstances; Replacement of Lender.

(a) Each Lender shall promptly notify Borrowers and Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrowers to pay any amount pursuant to Sections 4.2.1 or 4.4 or (ii) the occurrence of any circumstances described in Sections 4.2.2 or 4.2.3 (and, if such Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrowers and Administrative Agent). Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrowers of) any event described in clause (i) or (ii) above and such designation will not, in Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b) If Borrowers become obligated to pay additional amounts to any Lender pursuant to Sections 4.2.1 or 4.4, or any Lender gives notice of the occurrence of any circumstances described in Sections 4.2.2 or 4.2.3, or any Lender becomes a Defaulting Lender, Borrowers may designate another bank which is acceptable to the Administrative Agent and the

L/C Issuer in their reasonable discretion (such other bank being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

4.2.8 Conclusiveness of Statements; Survival of Provisions. Determinations and statements of a Lender pursuant to Sections 4.2.1, 4.2.2, 4.2.3 or 4.2.4 shall be conclusive absent demonstrable error. Each Lender may use reasonable averaging and attribution methods in determining compensation under Sections 4.2.1 and 4.2.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

4.3 Fees and Charges.

4.3.1 Collateral Management Fee. Borrowers jointly and severally agree to pay to Administrative Agent, for its own account, an annual Collateral Management Fee in accordance with the terms of the Fee Letter.

4.3.2 Closing Fee. Borrowers jointly and severally agree to pay to Administrative Agent, a closing fee in accordance with the terms of the Fee Letter.

4.3.3 Unused Line Fee. Borrowers jointly and severally agree to pay to Administrative Agent, for the ratable benefit of Lenders having Revolving Loan Commitments, an unused line fee of 0.50% of the difference between the Total Revolving Loan Commitment and the average daily balance of the Revolving Loans plus the Letter of Credit Obligations for each month (the “Unused Line Fee”) which Unused Line Fee shall be fully earned by such Lenders on the first day of each month and payable monthly in arrears on the first Business Day of each month with respect to all activity through the last day of the prior month. Said fee shall be calculated on the basis of a 360 day year.

4.3.4 Costs and Expenses. Borrowers jointly and severally agree to reimburse Administrative Agent, for all reasonable, documented out-of-pocket costs and expenses, including, without limitation, Attorney Costs incurred by Administrative Agent in connection with the (i) documentation and consummation of this transaction and any other transactions among a Borrower, Administrative Agent and Lender including, without limitation, UCC, PPSA and other public record searches and filings, overnight courier or other express or messenger delivery, appraisal costs, surveys, title insurance and environmental audit or review costs; (ii) collection, protection or enforcement of any rights in or to the Collateral; (iii) collection of any Obligations; and (iv) administration and enforcement of any of Administrative Agent’s and Lenders rights under this Agreement or any other Loan Document (including, without limitation, any costs and expenses of any third party provider engaged by Lender for such purposes). Borrowers jointly and severally agree to also pay all normal service charges with respect to all accounts maintained by a Borrower with Administrative Agent and any additional services requested by a Borrower from Administrative Agent.

4.4 Taxes.

(a) All payments made by a Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

(b) If a Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, Borrowers shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of Taxes withheld (and any taxes withheld or imposed with respect to the additional payments required under this Section 4.4(b)), the amount paid to Lenders or the Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 4.4(b). To the extent a Borrower withholds any Taxes on payments hereunder or under any Loan Document, such Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within 30 days after it has made payment to such authority a receipt issued by such authority (or other evidence satisfactory to Lenders and the Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment.

(c) If any Lender or Administrative Agent is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against a Lender or Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, Borrowers will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any Taxes imposed as a result of the receipt of the payment under this Section 4.4. A certificate prepared in good faith as to the amount of such payment by such Lender or Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d) (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Borrowers and the Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS) certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding tax on interest payments to be made hereunder or any Loan. If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), such Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”). In addition, each Lender that is a Non-U.S. Participant agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrowers and the Administrative Agent two new and accurate and complete original signed copies of an IRS Form W 8BEN, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or the Administrative Agent to an exemption from, or reduction in, United States withholding tax on interest payments to be made hereunder or any Loan.

(ii) Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrowers and the Administrative Agent certifying that such Lender is exempt from United States backup withholding tax. To the extent that a form provided pursuant to this Section 4.4(d)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrowers and the Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding tax.

(iii) Borrowers shall not be required to pay additional amounts to a Lender, or indemnify any Lender, under this Section 4.4 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 4.4(d).

(iv) Each Lender agrees to indemnify the Administrative Agent and hold the Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this Section 4.4) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by Borrowers pursuant to this Section 4.4, whether or not such Taxes or related liabilities were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Administrative Agent makes written demand therefor.

4.5 Maximum Interest. It is the intent of the parties that the rate of interest and other charges to Borrowers under this Agreement and the other Loan Documents shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which a Lender may lawfully charge a Borrower, then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to such Borrower.

SECTION 5	COLLATERAL.

5.1 Grant of Security Interest to Administrative Agent.

5.1.1 US Borrowers. As security for the payment of all Loans now or in the future made by Administrative Agent and Lenders to the Borrowers hereunder and for the payment, performance or other satisfaction of all other Obligations (in the aggregate which includes all US Obligations and Canadian Obligations) owing to Administrative Agent, Lenders and, to the extent constituting Obligations hereunder, any Affiliate of any Lender, each of the US Borrowers hereby assigns to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, and grants to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, a continuing security interest in the following property of each US Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not eligible for borrowing hereunder); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit F hereto (i) all Supporting Obligations; (j) any other property of such Borrower now or hereafter in the possession, custody or control of Administrative Agent or any Lender or any agent or any parent, affiliate or subsidiary of Administrative Agent or any Lender or any participant with Administrative Agent or any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower’s books and records relating to any of the foregoing and to such Borrower’s business.

5.1.2 Canadian Borrowers. As security for the payment of all Canadian Loans now or in the future made by Administrative Agent and Lenders to Canadian Borrowers hereunder and for the payment, performance or other satisfaction of all other Canadian Obligations owing to Administrative Agent, Lenders and, to the extent constituting Canadian Obligations hereunder, any Affiliate of any Lender, each of the Canadian Borrowers hereby assigns to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, and grants to Administrative Agent, for the benefit of itself, the Lenders and their applicable Affiliates, a continuing security interest in the following property of each Canadian Borrower, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located: (a) all Accounts (whether or not an Eligible Canadian Account) and all Goods whose sale, lease or other disposition by such Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Borrower; (b) all Chattel Paper, Instruments, documents, Documents of Title and Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contract rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory (whether or not eligible for borrowing hereunder); (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures; (e) all Investment Property; (f) all deposit accounts (other than Excluded Deposit Accounts), bank accounts, deposits and Money; (g) Securities and Securities Entitlements; (h) any other property of such Borrower now or hereafter in the possession, custody or control of Administrative Agent or any Lender or any agent or any parent, affiliate or subsidiary of Administrative Agent or any Lender or any participant with Administrative Agent or any Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (k) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Borrower’s books and records relating to any of the foregoing and to such Borrower’s business. The parties acknowledge that (a) the Canadian Borrowers have rights in the Collateral, (b) the Lenders have given value to the Canadian Borrowers, (c) the parties have not agreed to postpone the time for attachment of the security interest granted hereunder, and (d) the security interest granted hereunder is intended to attach (i) as to Collateral in which the Canadian Borrowers now have rights, when the Canadian Borrowers execute this Agreement and (ii) as to Collateral in which the Canadian Borrowers subsequently acquire rights, when the Canadian Borrowers first obtain those rights.

Notwithstanding anything herein to the contrary, in no event shall the term “Collateral” include, and the security interest granted hereunder shall not attach to: (a) the voting Capital Securities of any first tier Foreign Subsidiary that is a CFC in excess of 65%; (b) any assets or property (including any Capital Securities) owned by any Foreign Subsidiary that is a CFC; (c) any rights or interests in any license, contract or agreement to which any Borrower is a party to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to 9-406, 9-407 or 9-408 of the UCC or other applicable law); provided, that (i) upon request of the Lender, such Borrower shall in good faith use commercially reasonable efforts to obtain any requisite consent for the creation of such security interest in favor of the Lender in such license, contract or agreement, (ii) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and such Borrower shall be deemed to have granted a security interest in, such license, contract or agreement, as applicable, as of the Closing Date as if such restriction had never been in effect; and (iii) notwithstanding any such restriction, the Collateral shall, to the extent such restriction does not by its terms apply thereto, include all rights incident or appurtenant to any such license, contract or agreement, and the right to receive all proceeds derived from, or in connection with the sale, assignment or transfer of, such license, contract or agreement; (d) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law, provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (e) the last day of the term of any lease or sublease by a Canadian Borrower of any real property (but such Canadian Borrower shall stand possessed of that last day to assign and dispose of it as the Administrative Agent may direct); (f) any shares in the capital stock of an unlimited liability company or unlimited liability corporation to the extent that the grant of a security interest in or pledge of such shares would result in the Administrative Agent or any Lender being deemed to be a member or shareholder of any such company or corporation or be deemed to have control of any such company or corporation or otherwise be deemed to be liable for the obligations of any such company or corporation; and (g) the Capital Securities of any Borrower in ASV or Lift Ventures (collectively, the “Excluded Property”); provided, however, that (y) any items set forth above (or any portion thereof) that cease to satisfy the criteria for Excluded Property (whether as a result of a Borrower obtaining any necessary consent, any change in any applicable law, or otherwise) shall no longer be Excluded Property and the security interest granted hereunder shall attach immediately to such items (or portion thereof) at such time and such Excluded Property shall then be deemed Collateral hereunder and (z) Excluded Property shall not include any Proceeds of any of the items referred to in this paragraph, and instead, all such Proceeds shall be Collateral.

5.2 Other Security. Administrative Agent, in its sole discretion, without waiving or releasing (i) any obligation, liability or duty of any Borrower under this Agreement or the other Loan Documents or (ii) any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral, provided, that Administrative Agent may take such actions with respect to Permitted Liens only after the occurrence and during the continuance of an Event of Default. All sums paid by Administrative Agent in respect thereof and all costs, fees and expenses including, without limitation, Attorney Costs, all court costs and all other charges relating thereto incurred by Administrative Agent shall constitute Obligations, payable by Borrowers to Administrative Agent on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

5.3 Possessory Collateral. Immediately upon a Borrower’s receipt of any portion of the Collateral (other than Excluded Property) evidenced by an agreement, Instrument or Document, including, without limitation, any Chattel Paper, Tangible Chattel Paper and any Investment Property consisting of certificated securities with a value in excess of $100,000 in the aggregate, such Borrower shall deliver the original thereof to Administrative Agent together with an appropriate endorsement or other specific evidence of assignment thereof to Administrative Agent (in form and substance acceptable to Administrative Agent). If an endorsement or assignment of any such items shall not be made for any reason, Administrative Agent is hereby irrevocably authorized, as each Borrower’s attorney and agent-in-fact, to endorse or assign the same on such Borrower’s behalf.

5.4 Electronic Chattel Paper. To the extent that a Borrower obtains or maintains any Electronic Chattel Paper exceeding $50,000 in the aggregate, such Borrower shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that

(i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Administrative Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Administrative Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Administrative Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.5 Reserved.

5.6 Insurance Proceeds. So long as no Event of Default has occurred and is continuing, the net proceeds of any casualty insurance insuring the Collateral, after deducting all costs and expenses (including Attorney Costs) of collection, shall be applied toward replacing or restoring the Collateral. Following the occurrence and during the continuance of an Event of Default, such proceeds shall be applied toward payment of the Obligations. In no event shall such application relieve any Borrower from payment in full of all installments of principal and interest which thereafter become due in the order of maturity thereof.

SECTION 6	PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

Each Borrower hereby irrevocably and unconditionally authorizes Administrative Agent to file, and if requested will deliver to Administrative Agent, all financing statements as may from time to time be reasonably requested by Administrative Agent in order to maintain a first priority perfected security interest and lien in the Collateral, including, without limitation, (if requested by Administrative Agent) financing statement amendments assigning to Administrative Agent any financing statements naming a Borrower as a secured party. Any financing statement filed by Administrative Agent may be filed in any filing office in any UCC or PPSA jurisdiction deemed necessary or desirable by Administrative Agent and may contain such information as reasonably determined by Administrative Agent and permitted by applicable law. Each Borrower also agrees to furnish any such information to Administrative Agent promptly upon its reasonable request. Each Borrower shall, at Administrative Agent’s request, at any time and from time to time, authenticate, execute and deliver to Administrative Agent such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Administrative Agent) and do such other acts and things or cause third parties to do such other acts and things as Administrative Agent may deem necessary or desirable in its Permitted Discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Administrative Agent (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Each Borrower irrevocably hereby makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent for that purpose) as such Borrower’s true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Administrative Agent’s security interest in the Collateral. Each Borrower further ratifies and confirms the prior filing by Administrative Agent of any and all financing statements which identify such Borrower as debtor, Administrative Agent as secured party and any or all Collateral as collateral.

SECTION 7	POSSESSION OF COLLATERAL AND RELATED MATTERS.

Until otherwise notified by Administrative Agent following the occurrence of an Event of Default, each Borrower shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Borrower’s business, to (a) sell, lease or furnish under contracts of service in the ordinary course of business any of such Borrower’s Inventory normally held by such Borrower for any such purpose; (b) use and consume any raw materials, work in process or other materials normally held by such Borrower for such purpose; and (c) dispose of obsolete or unuseful Equipment in the ordinary course of business so long as all of the proceeds in excess of $1,000,000 in any fiscal year thereof are paid to Administrative Agent for application to the Obligations (except for such proceeds which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment); provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Borrower.

SECTION 8	COLLECTIONS.

8.1 Lockbox and Lockbox Account. Each US Borrower and Canadian Borrower shall direct all of its Account Debtors to make all payments on the Accounts directly to a mailing address designated by, and under the exclusive control of Administrative Agent, at a financial institution acceptable to Administrative Agent (the “Lockbox”). Each Borrower shall establish an account (the “Lockbox Account”) in such Borrower’s name, for the benefit of Administrative Agent, with The PrivateBank, into which all payments received in the Lockbox shall be deposited, and into which such Borrower will immediately deposit all payments received by such Borrower on Accounts in the identical form in which such payments were received, whether by cash or check. If a Borrower, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of a Borrower or any Affiliate or Subsidiary, or any other Person acting for or in concert with a Borrower shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Borrower and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Administrative Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the Lockbox Account in a manner satisfactory to Administrative Agent. The financial institution with which the Lockbox Account is established shall acknowledge and agree, in a manner satisfactory to Administrative Agent, that the checks, instruments, and other property in such Lockbox and Lockbox Account are the sole and exclusive property of Administrative Agent, that such financial institution will follow the instructions of Administrative Agent with respect to disposition of funds in the Lockbox and Lockbox Account without further consent from a Borrower, the financial institution will not accept instructions of a Borrower with respect to the Lockbox Account, that such financial institution has no right to setoff against the Lockbox or Lockbox Account or against any other account maintained by such financial institution into which the contents of the Lockbox or Lockbox Account are transferred, and that such financial institution shall wire, or otherwise transfer in immediately available funds to Administrative Agent in a manner satisfactory to Administrative Agent, funds deposited in the Lockbox Account on a daily basis as such funds are collected; provided that if the Lockbox Account is at Administrative Agent, the daily ledger balance of such accounts as of the beginning of each Business Day shall be transferred to Administrative Agent each Business Day for application in accordance with Section 8.3. Each Borrower agrees that all payments made to such Lockbox Account or otherwise received by Administrative Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment), will be applied on account of the Obligations in accordance with the terms of this Agreement. Each Borrower agrees to pay all customary reasonable, documented out-of-pocket fees, costs and expenses in connection with opening and maintaining the Lockbox and Lockbox Account. All of such fees, costs and expenses if not paid by a Borrower, may be paid by Administrative Agent (if at a financial institution other than Administrative Agent) or otherwise charged to Borrowers and in such event all amounts paid by Administrative Agent or charged by Administrative Agent shall constitute Obligations hereunder, shall be payable to Administrative Agent by Borrowers upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Borrower to Administrative Agent, and, if that endorsement of any such item shall not be made for any reason, Administrative Agent is hereby irrevocably authorized to endorse the same on such Borrower’s behalf. For the purpose of this section, each Borrower irrevocably hereby makes, constitutes and appoints Administrative Agent (and all Persons designated by Administrative Agent for that purpose) as Borrower’s true and lawful attorney and agent-in-fact, after the occurrence and during the continuance of an Event of Default (i) to endorse such Borrower’s name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Document of Title, Instrument, invoice or similar document or agreement relating to any Account of such Borrower or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lockbox or postal box into which any of such Borrower’s mail is deposited, and open and process all mail addressed to such Borrower and deposited therein.

8.2 Administrative Agent’s Rights. Administrative Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any of a Borrower’s Accounts or other amounts owed to a Borrower by suit or otherwise; (ii) exercise all of a Borrower’s rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to a Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to a Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of a Borrower or other amount owed to a Borrower upon such terms, for such amount and at such time or times as Administrative Agent deems advisable; (v) prepare, file and sign a Borrower’s name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to a Borrower; (vi) appoint a Receiver of the Collateral or any part thereof and (vii) do all other acts and things which are necessary, in Administrative Agent’s sole discretion, to fulfill a Borrower’s obligations under this Agreement and the other Loan Documents and to allow Administrative Agent to collect the Accounts or other amounts owed to each Borrower. In addition to any other provision hereof, Administrative Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers’ expense, notify any parties obligated on any of the Accounts to make payment directly to Administrative Agent of any amounts due or to become due thereunder.

8.3 Application of Proceeds. For purposes of calculating interest and fees, Administrative Agent shall, within one (1) Business Days after application of the opening daily ledger balance to the Obligations as set forth in the immediately following sentence, apply the whole or any part of such collections or Proceeds against the Obligations in such order as Administrative Agent shall determine in its Permitted Discretion and in the absence of any determination, in accordance with the order set forth in Section 16.2. For purposes of determining the amount of Loans available for borrowing purposes, Administrative Agent shall apply the opening daily ledger balance in the Lockbox Account as of the beginning of each Business Day in whole or in part against the Obligations, in such order as Administrative Agent shall determine in its Permitted Discretion (and in the absence of any such determination, in the order set forth in Section 16.2), subject to actual collection.

8.4 Account Statements. On a monthly basis, Administrative Agent shall deliver to Borrowers an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon each Borrower unless a Borrower notifies Administrative Agent in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowers and any such notice shall only constitute an objection to the items specifically identified.

SECTION 9	COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

9.1 Borrowing Base Reports. Each Borrower shall deliver to Administrative Agent and each Lender an executed loan report and certificate in the form of Exhibit B hereto (a “Borrowing Base Certificate”) on a monthly basis (or more frequently to the extent requested by Administrative Agent) and in any event within fifteen (15) days after the end of each month, which shall be accompanied by copies of Borrowers’ sales journal, cash receipts journal and credit memo journal for the relevant period. Such report shall reflect the activity of such Borrower with respect to Accounts for the immediately preceding month, and shall be in a form and with such specificity as is satisfactory to Administrative Agent and shall contain such additional information concerning Accounts and Inventory as may be requested by Administrative Agent including, without limitation, but only if specifically requested by Administrative Agent, copies of all invoices prepared in connection with such Accounts. Notwithstanding the foregoing, the Administrative Agent may request a Borrowing Base Certificate more frequently in its Permitted Discretion.

9.2 Monthly Reports. Each Borrower shall deliver to Administrative Agent, in addition to any other reports, as soon as practicable and in any event: within fifteen (15) days after the end of each month, (i) a detailed trial balance of such Borrower’s Accounts aged per invoice date, in form and substance reasonably satisfactory to Administrative Agent including, without limitation, the names and addresses of all Account Debtors of such Borrower, (ii) a summary and detail of accounts payable (such Accounts and accounts payable divided into such time intervals as Administrative Agent may require in its sole discretion), including a listing of any held checks; and (iii) the general ledger inventory account balance, a perpetual inventory report (to the extent maintained by such Borrower) and Administrative Agent’s standard form of Inventory report then in effect or the form most recently requested from such Borrower by Administrative Agent, for such Borrower by each category of Inventory, together with a description of the monthly change in each category of Inventory.

9.3 Financial Statements. Borrowers shall deliver to Administrative Agent the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit C hereto: (i) no later than thirty (30) days after each month which is not a calendar quarter end and forty-five (45) days after each quarter ending calendar month, copies of internally prepared financial statements, including, without limitation, (A) balance sheets and statements of income of Borrowers, on a consolidating basis, (B) cash flow and statements of equity on a consolidated basis certified by the Chief Financial Officer of each Borrower; (ii) no later than forty-five (45) days after each calendar quarter, a calculation of all financial covenants contained in this Agreement; and (iii) no later than one hundred twenty (120) days after the end of each of Borrowers’ Fiscal Years, audited annual financial statements with an unqualified opinion by independent certified public accountants selected by Borrowers and reasonably satisfactory to Administrative Agent, which financial statements shall be accompanied by copies of any management letters sent to a Borrower by such accountants.

9.4 Annual Projections. As soon as practicable and in any event prior to the beginning of each Fiscal Year, Borrowers shall deliver to Administrative Agent projected balance sheets, statements of income and cash flow for Borrowers, a consolidated and consolidating basis for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Administrative Agent.

9.5 Explanation of Budgets and Projections. In conjunction with the delivery of the annual presentation of projections or budgets referred to in Section 9.4 above, Borrowers shall deliver a letter signed by the President or a Vice President of each Borrower and by the Treasurer or Chief Financial Officer of each Borrower, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Borrowers.

9.6 Reserved.

9.7 Other Information. Promptly following request therefor by Administrative Agent, such other business or financial data, reports, appraisals and projections as Administrative Agent may reasonably request.

SECTION 10	TERMINATION.

Each Lender’s obligations under this Agreement shall be in effect from the Closing Date until the Maturity Date or such earlier date that the Obligations are accelerated pursuant to Section 16 hereof. Upon the Maturity Date or the earlier acceleration of the Obligations as set forth above, neither Administrative Agent nor any Lender shall be obligated to make any additional Loans on or after the date identified as the date on which the Obligations are to be repaid; and this Agreement shall terminate on the date thereafter that the Obligations are paid in full (except for such provisions that by their terms survive the termination of this Agreement) and all Letters of Credit are returned to the L/C Issuer for cancellation or Cash Collateralized in a manner satisfactory to Administrative Agent and the L/C Issuer. At such time as Borrowers have repaid all of the Obligations and all Letters of Credit are returned to L/C Issuer for cancellation or Cash Collateralized in a manner satisfactory to Administrative Agent and the L/C Issuer and this Agreement has terminated, each Borrower shall deliver to Administrative Agent a release, in form and substance satisfactory to Administrative Agent, of all obligations and liabilities of Administrative Agent and each Lender and their officers, directors, employees, agents, parents, Subsidiaries and Affiliates to such Borrower, and if Borrowers are obtaining new financing from another lender, each Borrower shall deliver such lender’s indemnification of Administrative Agent and Lenders, in form and substance satisfactory to Administrative Agent, for checks or other amounts which Administrative Agent has credited to such Borrower’s account, but which subsequently are dishonored, returned or reversed for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower’s account. If, during the term of this Agreement, Borrowers prepay all of the Obligations, returns all Letters of Credit for cancellation or Cash Collateralizes such Letters of Credit in a manner satisfactory to Administrative Agent and the L/C Issuer and this Agreement is terminated, Borrowers jointly and severally agree to pay to Administrative Agent, for the ratable benefit of Lenders as a prepayment fee, in addition to the payment of all other Obligations, an amount equal to (i) two percent (2%) of the Maximum Aggregate Loan Amount if such prepayment occurs in the first (1st) year following the Closing Date, (ii) one percent (1%) of the Maximum Aggregate Loan Amount if such prepayment occurs in the second (2nd) year following the Closing Date, or (iii) one-half of one percent (0.5%) of the Maximum Aggregate Loan Amount if such prepayment occurs in the third (3rd) year following the Closing Date or less than one (1) year prior to the end of any subsequent renewal term after the original Maturity Date in effect on the date hereof. Notwithstanding the foregoing, no prepayment fee shall be due and payable if such prepayment occurs within sixty (60) days of the Maturity Date or any renewal term thereafter.

SECTION 11	REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to Administrative Agent and Lenders, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Borrowers’ execution hereof and the closing of the transactions described herein or related hereto, shall remain true and correct in all material respects (except to the extent already qualified by materiality as a Material Adverse Effect which must be true and correct in all respects) until the repayment in full and satisfaction of all the Obligations and termination of this Agreement, and shall be remade by each Borrower at the time each Loan is made pursuant to this Agreement, provided, that representations and warranties made as of a particular date shall be true and correct in all material respects (except to the extent already qualified by materiality as a Material Adverse Effect which must be true and correct in all respects) as of such date.

11.1 Financial Statements and Other Information. The financial statements and other information delivered or to be delivered by Borrowers to Administrative Agent or any Lender at or prior to the date of this Agreement fairly present in all material respects the financial condition of each Borrower, and there has been no material adverse change in the financial condition, the operations or any other status of any Borrower since the date of the financial statements delivered to Administrative Agent or any Lender most recently prior to the date of this Agreement. All written information now or heretofore furnished by each Borrower to Administrative Agent or any Lender is true and correct in all material respects as of the date with respect to which such information was furnished.

11.2 Locations. The office where each Borrower keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Borrower’s principal place of business and all of such Borrower’s other places of each business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11.2 and at other locations within the continental United States of which Administrative Agent has been advised by a Borrower in accordance with Section 12.2.1. The Collateral, including, without limitation, the Equipment (except any part thereof which a Borrower shall have advised Administrative Agent in writing consists of Collateral normally used in more than one state or province and Equipment that is held for rent or lease) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11.2, and at other locations within the continental United States and Canada of which Administrative Agent has been advised by a Borrower in writing in accordance with Section 12.2.1 hereof.

11.3 Loans by Borrowers. No Borrower has made any loans or advances to any Affiliate or other Person except for (i) advances authorized hereunder to employees, officers and directors of a Borrower for travel and other expenses arising in the ordinary course of such Borrower’s business and loans permitted pursuant to Section 13.6 and (ii) down-payments or deposits on purchases incurred in the ordinary course of business.

11.4 Accounts and Inventory. Each Account or item of Inventory which a Borrower shall, expressly or by implication, request Administrative Agent to classify as an Eligible Account or as Eligible Inventory, respectively, shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the respective definitions of Eligible Account and Eligible Inventory as set forth herein and as otherwise established by Administrative Agent from time to time.

11.5 Liens. Each Borrower is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Borrower, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens.

11.6 Organization, Authority and No Conflict. Manitex International is a corporation, duly organized, validly existing and in good standing in the State of Michigan and its state organizational identification number is 10296D. Manitex is a corporation, duly organized, validly existing and in good standing in the State of Texas and its organizational identification number is 0075051300. Sabre is a corporation, duly organized, validly existing and in good standing in the State of Michigan and its organizational identification number is 05206J. Badger is a corporation, duly organized, validly existing and in good standing in the State of Minnesota and its organizational identification number is 12P-56. Crane and Machinery is a corporation, duly organized, validly existing and in good standing in the State of Illinois and its organizational identification number is 6954-564-5. Crane and Machinery Leasing is a corporation, duly organized, validly existing and in good standing in the State of Illinois and its organizational identification number is 6954-565-3. LiftKing US is a corporation, duly organized, validly existing and in good standing in the State of Michigan and its organizational identification number is 20-5992378. Manitex LLC is a limited liability company, duly organized, validly existing and in good standing the State of Delaware and its organizational identification number is 81-0586641. LiftKing Canada is an unlimited liability corporation incorporated under the laws of the Province of Alberta, validly existing and in good standing under the laws of the Province of Alberta. Each such Borrower is duly qualified and in good standing in all states or provinces, as applicable, where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary or, if such Borrower is not so qualified, failure to so qualify could not reasonably be expected to result in a Material Adverse Effect. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the other Loan Documents and perform its obligations hereunder and thereunder. Each Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, except for conflicts with agreements, contracts or other documents which would not have a Material Adverse Effect on such Borrower, and such Borrower’s execution, delivery and performance of this Agreement and the other Loan Documents shall not result in the imposition of any lien or other encumbrance upon any of such Borrower’s property (other than Permitted Liens) under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.

11.7 Litigation. Except as disclosed on Schedule 11.7 hereto, there are no actions or proceedings which are pending or, to the best of any Borrower’s knowledge, threatened against a Borrower which is, in the determination of Administrative Agent, reasonably likely to have a Material Adverse Effect on such Borrower. No Borrower has any Commercial Tort Claims pending other than those set forth on Exhibit F hereto as Exhibit F may be amended from time to time.

11.8 Compliance with Laws and Maintenance of Permits. Each Borrower has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower. Each Borrower is in compliance in all material respects with all applicable federal, provincial, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to Taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would have a Material Adverse Effect on such Borrower.

11.9 Affiliate Transactions. Except as set forth on Schedule 11.9 hereto or as permitted pursuant to Section 11.3 hereof, no Borrower is conducting, permitting or suffering to be conducted, transactions with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

11.10 Names and Trade Names. Borrower’s name has always been as set forth on the first page of this Agreement and no Borrower uses any trade names, assumed names, fictitious names or division names in the operation of its business, except as set forth on Schedule 11.10 hereto.

11.11 Equipment. Except for Permitted Liens, each Borrower has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate unless such real estate is owned by a Borrower and is subject to a mortgage in favor of Administrative Agent, or if such real estate is leased, is subject to a landlord’s agreement in favor of Administrative Agent on terms acceptable to Administrative Agent, or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Administrative Agent.

11.12 Enforceability. This Agreement and the other Loan Documents to which each Borrower is a party are the legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

11.13 Solvency. Each Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder.

11.14 Indebtedness. Except for the indebtedness under Section 13.2 below and as set forth on Schedule 11.14 hereto, no Borrower is obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans.

11.15 Margin Security and Use of Proceeds. No Borrower owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

11.16 Parent, Subsidiaries and Affiliates. Except as set forth on Schedule 11.16 hereto, no Borrower has any Parents, Subsidiaries or other Affiliates or divisions, nor is any Borrower engaged in any joint venture or partnership with any other Person.

11.17 No Defaults. No Borrower is in default under any material contract, lease or commitment to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect on such Borrower, nor does any Borrower know of any dispute regarding any contract, lease or commitment which could reasonably be expected to have a Material Adverse Effect on such Borrower.

11.18 Employee Matters. There are no controversies pending or threatened between a Borrower and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect on such Borrower, and each Borrower is in compliance with all federal, provincial and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not have a Material Adverse Effect on such Borrower.

11.19 Intellectual Property. Each Borrower possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it except to the extent that the failure to possess such items would not have a Material Adverse Effect on such Borrower.

11.20 Environmental Matters. No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates in any material respect any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Borrower comply in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Borrower’s knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by a Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Borrower in any material respect or its business, operations or assets or any properties at which a Borrower has transported, stored or disposed of any Hazardous Materials. No Borrower has any liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials the existence of which would result in a Material Adverse Effect on such Borrower.

11.21 ERISA Matters and Canadian Pension Plan. Each Borrower is in material compliance with all obligations and liabilities arising under ERISA except to the extent that any noncompliance could not reasonably be expected to have a Material Adverse Effect on such Borrower.

(a) The Unfunded Liability of all Plans does not in the aggregate exceed twenty percent (20%) of the Total Plan Liability for all such Plans. Each Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Plan has occurred with respect to any Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of each Borrower, threatened, claims, actions, investigations or lawsuits against any Plan, any fiduciary of any Plan, or a Borrower or other any member of the Controlled Group with respect to a Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would subject that Person to any material liability. Within the past five years, neither any Borrower nor any other member of the Controlled Group has engaged in a transaction which resulted in a Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

(b) All contributions (if any) have been made to any Plan that are required to be made by a Borrower or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Borrower nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither any Borrower nor any other member of the Controlled Group has received any notice that any Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

(c) No Canadian Pension Plan is a (i) pension plan providing defined benefits (as defined in the Pension Benefit Act (Ontario) or any similar law governing Canadian pension plans), or (ii) pension plan that is a multi-employer pension plan (as defined in the Pension Benefit Act (Ontario) or any similar law governing Canadian pension plans). The Loan Parties are in compliance in all material respects with all contracts and all laws or guidelines that have the force of law and in respect of all obligations to or under any Canadian Pension Plan. The Borrowers and Subsidiaries are in compliance in all material respects with all laws in respect to contributions to any Canadian Pension Plan. All liabilities under each Canadian Pension Plan are funded in accordance with applicable law. No event has occurred and no conditions exist relating to any Canadian Pension Plan that has resulted or could reasonably be expected to result in any Canadian Pension Plan having its registration revoked or refused for the purposes of any administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties under applicable law.

11.22 Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company” within the meaning of the Investment Company Act of 1940.

11.23 Anti-Terrorism Laws.

(a) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of any United States or Canadian requirements of law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the USA Patriot Act.

(b) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(c) No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

11.24 Subordinated Debt. The subordination provisions of the Subordinated Debt are enforceable against the holder of the Subordinated Debt by the Lender. All Obligations constitute senior indebtedness entitled to the benefits of the subordination provisions contained in the Subordinated Debt Documents.

SECTION 12	AFFIRMATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrowers obtains Required Lenders’ prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower covenants and agrees as follows:

12.1 Maintenance of Records; Collateral Access Agreements. Each Borrower shall at all times keep accurate and complete books, records and accounts with respect to all of such Borrower’s business activities, in accordance with sound accounting practices and GAAP consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11.2. Each Borrower shall cause to be delivered to Lender a Collateral Access Agreement with respect to each landlord where any such books, records, accounts, and any copies thereof, and any inventory is maintained.

12.2 Notices. Each Borrower shall:

12.2.1 Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Administrative Agent of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of the location of such Borrower’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state or province other than a state or province in which such Borrower has previously advised Administrative Agent that such Goods will be used. For the avoidance of doubt, Borrowers shall not be required to provide notice with respect to the movement of any Collateral, books, records or accounts among existing locations of Collateral or existing places of business, as applicable.

12.2.2 Eligible Accounts and Inventory. Promptly upon becoming aware thereof, notify Administrative Agent if any material Account or a material portion of any Inventory, identified by any Borrower to Administrative Agent as an Eligible Account or Eligible Inventory becomes ineligible for any reason.

12.2.3 Litigation and Proceedings. Promptly upon becoming aware thereof, notify Administrative Agent of any actions or proceedings which are pending or threatened against a Borrower which might have a Material Adverse Effect on such Borrower and of any Commercial Tort Claims of such Borrower which may arise, which notice shall constitute such Borrower’s authorization to amend Exhibit F to add such Commercial Tort Claim.

12.2.4 Names and Trade Names. Notify Administrative Agent within ten (10) days of the change of its name or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Administrative Agent in writing.

12.2.5 ERISA Matters. Promptly notify Administrative Agent of (x) the occurrence of any Reportable Event which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Borrower, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

12.2.6 Environmental Matters. As promptly as is commercially reasonable, notify Administrative Agent upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Borrower or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Borrower or its business operations or assets or any properties at which such Borrower has transported, stored or disposed of any Hazardous Materials unless the foregoing could not reasonably be expected to have a Material Adverse Effect on such Borrower.

12.2.7 Default; Material Adverse Change. Promptly advise Administrative Agent of the occurrence of any event having or causing a Material Adverse Effect on any Loan Party, the occurrence of any Default or Event of Default hereunder.

12.2.8 Subordinated Debt Notices; Surety Reports. Promptly from time to time, furnish Lender with copies of any notices (including notices of default or acceleration) received from any holder of, under or with respect to any Subordinated Debt and any Surety Debt.

12.2.9 Canadian Pension Plan Matters. Promptly notify the Administrative Agent upon (a) the occurrence of any event that would reasonably be expected to give rise to the termination of any Canadian Pension Plan; (b) the failure of any Loan Party to make any required contribution to any Canadian Pension Plan when due; or (c) any Loan Party becoming aware of any material increase in liability under any Canadian Pension Plan.

All of the foregoing notices shall be provided by each Borrower to Administrative Agent in writing.

12.3 Compliance with Laws and Maintenance of Permits. Each Borrower shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would have a Material Adverse Effect on such Borrower and each Borrower shall remain in compliance with all applicable federal, provincial, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to Taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect on such Borrower. Following any determination by Administrative Agent that there is non-compliance, or any condition which requires any action by or on behalf of such Borrower in order to avoid non-compliance, with any Environmental Law, Borrower shall, at Borrowers’ expense, upon notification to Administrative Agent, cause an independent environmental engineer acceptable to Administrative Agent to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

12.4 Inspection and Audits. Each Borrower shall permit Administrative Agent, or any Persons designated by it, to call at such Borrower’s places of business at any reasonable times, and, without hindrance or delay, to inspect the Collateral and to inspect, audit, check and make extracts from such Borrower’s books, records, journals, orders, receipts and any correspondence and other data relating to such Borrower’s business, the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Borrower’s business as Administrative Agent may consider reasonable under the circumstances. Each Borrower shall furnish to Administrative Agent such information relevant to Administrative Agent’s rights under this Agreement and the other Loan Documents as Administrative Agent shall at any time and from time to time request. Administrative Agent, through its officers, employees or agents shall have the right, at any time and from time to time, to verify the validity, amount or any other matter relating to any of such Borrower’s Accounts, by mail, telephone, telecopy, electronic mail, or otherwise. Each Borrower authorizes Administrative Agent and its agents to discuss the affairs, finances and business of such Borrower with any senior officers, or directors of such Borrower or with its Parent or any Affiliate or the senior officers or directors of its Parent or any Affiliate, and to discuss the financial condition of such Borrower with such Borrower’s independent public accountants. Any such discussions shall be without liability to Administrative Agent or to such Borrower’s independent public accountants. Each Borrower shall pay to Administrative Agent all customary fees and all reasonable, documented out-of-pocket costs and expenses incurred by Administrative Agent in the exercise of its rights hereunder, and all of such fees, costs and expenses shall constitute Obligations hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to

Loans hereunder. Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing, such inspections and audits shall not take place more than two times in any calendar year. Any Lender may accompany Administrative Agent on any such audit or inspection at its own cost.

12.5 Insurance. Each Borrower shall:

12.5.1 Casualty Insurance; Business Interruption Insurance. Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of such Borrower, with such companies, in such amounts, with such deductibles, and under policies in such form, as shall be satisfactory to Administrative Agent. Copies of such policies of insurance have been or shall be, within ninety (90) days of the Closing Date, delivered to Administrative Agent, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Administrative Agent, showing loss under such insurance policies payable to Administrative Agent. Such endorsement, or an independent instrument furnished to Administrative Agent, shall provide that the insurance company shall give Administrative Agent at least thirty (30) days written notice (or such other number of days approved by Administrative Agent) before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of such Borrower or any other Person shall affect the right of Administrative Agent or Lenders to recover under such policy of insurance in case of loss or damage. In addition, each Borrower shall cause to be executed and delivered to Administrative Agent an assignment of proceeds of its business interruption insurance policies. Each Borrower hereby directs all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Administrative Agent. Each Borrower irrevocably makes, constitutes and appoints Administrative Agent (and all officers, employees or agents designated by Administrative Agent) as Borrower’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance, provided however, that if no Event of Default shall have occurred and is continuing, such Borrower may make, settle and adjust claims involving less than $500,000 in the aggregate without Administrative Agent’s consent.

12.5.2 Liability Insurance. Maintain, at its expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Borrower with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Administrative Agent and original (or certified) copies of such policies have been or shall be, within ninety (90) days after the Closing Date, delivered to Administrative Agent, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Administrative Agent and Lenders as additional insured thereunder and providing that the insurance company shall give Administrative Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

12.5.3 Administrative Agent May Purchase Insurance. If a Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above (and provide evidence thereof to Administrative Agent) or to pay any premium relating thereto, then Administrative Agent, without waiving or releasing any obligation or default by Borrowers hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Administrative Agent deems advisable upon notice to Borrowers. Such insurance, if obtained by Administrative Agent, may, but need not, protect any Borrower’s interests or pay any claim made by or against a Borrower with respect to the Collateral. Such insurance may be more expensive than the cost of insurance such Borrower may be able to obtain on its own and may be cancelled only upon Borrowers providing evidence that it has obtained the insurance as required above. All sums disbursed by Administrative Agent in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable Attorney Costs, shall constitute Loans hereunder, shall be payable on demand by Borrowers to Administrative Agent and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. This provision shall constitute the notice to Borrowers required pursuant to paragraph (3) of section 180/10 of Chapter 815 of the Illinois Compiled Statutes (2004).

12.6 Collateral. Each Borrower shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained in all material respects; provided, however, Borrowers shall not be required to maintain or repair any Equipment it determines, in its Permitted Discretion, to be worn-out or obsolete. Each Borrower shall permit Administrative Agent to examine any of the Collateral at any time and wherever the Collateral may be located and, such Borrower shall, immediately upon request therefor by Administrative Agent, deliver to Administrative Agent any and all evidence of ownership of any of the Equipment including, without limitation, certificates of title and applications of title. Each Borrower shall, at the request of Administrative Agent, indicate on its records concerning the Collateral a notation, in form satisfactory to Administrative Agent, of the security interest of Administrative Agent hereunder.

12.7 Use of Proceeds. All monies and other property obtained by each Borrower from Administrative Agent and Lenders pursuant to this Agreement shall be used solely for working capital purposes, to refinance the debt of Borrowers and their Subsidiaries, and for other business purposes of Borrowers.

12.8 Taxes. Each Borrower shall file all required tax returns and pay all of its federal, provincial, state, municipal and other material Taxes when due, subject to any extensions granted by the applicable taxing authority, including, without limitation, Taxes imposed by federal, provincial, state or municipal agencies, and shall cause any liens for Taxes to be promptly released; provided, that each Borrower shall have the right to contest the payment of such Taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Borrower’s financial statements; (ii) the contesting of any such payment does not give rise to a lien for Taxes; (iii) such Borrower keeps on deposit with Administrative Agent (such deposit to be held without interest) or a reserve is maintained against Borrowers’ availability to borrow money under Section 2.1, in either case, in an amount of money which, in the sole judgment of Administrative Agent, is sufficient to pay such Taxes and any interest or penalties that may accrue thereon; and (iv) if such Borrower fails to prosecute such contest with reasonable diligence, Administrative Agent may apply the money so deposited in payment of such Taxes. If such Borrower fails to pay any such Taxes and in the absence of any such contest by such Borrower, Administrative Agent may (but shall be under no obligation to) advance and pay any sums required to pay any such Taxes and/or to secure the release of any lien therefor, and any sums so advanced by Administrative Agent shall constitute Loans hereunder, shall be payable by Borrowers to Administrative Agent on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

12.9 Intellectual Property. Each Borrower shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it unless the failure to maintain any of the foregoing could not reasonably be expected to have a Material Adverse Effect on such Borrower.

12.10 Checking Accounts and Cash Management Services. Unless Administrative Agent otherwise consents in writing, in order to facilitate Administrative Agent’s maintenance and monitoring of the Collateral within ninety (90) days after the Closing Date, each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain its general checking/controlled disbursement account and all of its other deposit accounts (except with respect to Excluded Accounts) with Administrative Agent. Each Borrower shall be responsible for all normal charges assessed thereon.

12.11 USA Patriot Act, Bank Secrecy Act and Office of Foreign Asset Control. (a) Ensure, and cause each other Loan Party to ensure, that no Person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a Person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (b) comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations, including, without limitation, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

SECTION 13	NEGATIVE COVENANTS.

Until payment and satisfaction in full of all Obligations and termination of this Agreement, unless Borrowers obtain Required Lenders’ prior written consent waiving or modifying any of Borrowers’ covenants hereunder in any specific instance, each Borrower agrees as follows:

13.1 Guaranties. Other than with respect to the Permitted Guarantee Obligations, no Borrower shall, nor shall it permit any other Loan Party to assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business.

13.2 Indebtedness. No Borrower shall, nor shall it permit any other Loan Party to create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness for borrowed money other than the Loans, except:

(a) Obligations under this Agreement and the other Loan Documents;

(b) debt secured by liens permitted by clause (v) of the definition of “Permitted Liens”, and refinancings and extensions of any such debt, provided that (i) such debt when incurred shall not exceed the purchase price of the asset(s) financed, (ii) no such debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, and (iii) the total amount of all such debt at any time outstanding shall not exceed $500,000 in the aggregate;

(c) unsecured trade accounts payable to trade creditors incurred in the ordinary course of business;

(d) Subordinated Debt in effect on the date hereof set forth on Schedule 11.14 and other Subordinated Debt in an amount not to exceed $500,000 at any time outstanding following the date hereof, provided that both before and after giving effect to the incurrence of such debt, no Event of Default shall have occurred and be continuing;

(e) hedging obligations approved by Administrative Agent and incurred in favor of Lender or an Affiliate of Lender for bona fide hedging purposes and not for speculation;

(f) unsecured debt described on Schedule 11.14 and refinancings and extensions of any such unsecured debt if the representations, warranties, covenants, events of default and other material terms and conditions thereof are not materially less favorable to the obligor thereon or to the Administrative Agent than the unsecured debt being refinanced or extended, and the average life to maturity thereof is greater than or equal to that of the unsecured debt being refinanced or extended, provided, such unsecured debt permitted under this clause (f) shall not (i) include debt of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, or refinanced or (ii) exceed in a principal amount the unsecured debt being renewed, extended or refinanced;

(g) other unsecured debt in an aggregate principal amount not to exceed $2,000,000 at any time outstanding;

(h) indebtedness in respect of and in effect on the date hereof set forth on Schedule 11.14 and other Capital Leases not to exceed $1,000,000 in the aggregate;

(i) Rental Fleet Debt;

(j) indebtedness owing to a Person that is a Loan Party;

(k) unsecured indebtedness consisting of Permitted Guarantee Obligations;

(l) the unsecured indebtedness of Manitex International to Terex in the aggregate amount of $1,594,013 evidenced by a promissory note dated on or about December 19, 2014;

(m) unsecured indebtedness owing from Manitex International to Terex pursuant to the Terex Subordinated Note;

(n) unsecured indebtedness owing from Manitex International to Investor pursuant to the Investor Note Purchase Agreement in the maximum amount of $15,000,000;

(o) unsecured indebtedness not otherwise described in paragraphs (i) through (viii) above, provided that both at the time of and immediately after giving effect to the incurrence thereof (i) no Default or Event of Default shall have occurred and be continuing or result therefrom and (ii) the aggregate amount of all such indebtedness shall not exceed $500,000, or the equivalent amount in Canadian Dollars at any one time outstanding; and

(p) indebtedness arising from judgments or decrees not deemed to be a Default or Event of Default.

13.3 Liens. No Borrower shall, nor shall it permit any other Loan Party to grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

13.4 Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the Ordinary Course of Business. No Borrower shall, nor shall it permit any other Loan Party to (i) enter into any merger or consolidation; (ii) change the jurisdiction of such Borrower’s organization or enter into any transaction which has the effect of changing such Borrower’s jurisdiction of organization; (iii) sell, lease or otherwise dispose of a material portion of its assets other than in the ordinary course of business; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Borrower’s business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest. No Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person; provided, however, that the Borrower may form Subsidiaries upon approval by Administrative Agent and such Subsidiary becomes party to this Agreement as a Loan Party pursuant to documentation in form and substance acceptable to the Administrative Agent. Notwithstanding the foregoing, the following transactions are permitted, (i) sales of Inventory in the ordinary course of business, (ii) any merger, consolidation, sale, transfer, conveyance, lease or assignment of or by (x) any Loan Party with or into any other Loan Party so long as a Borrower is the survivor if a party, or (y) any wholly-owned Subsidiary into a Borrower, (iii) sales and dispositions of worn-out or obsolete assets in an amount not to exceed $1,000,000 in the aggregate in any Fiscal Year or $2,500,000 in the aggregate during the term of this Agreement and (iv) the issuance of stock or other equity interest pursuant to the terms of the convertible debentures as in effect on the date hereof identified on Schedule 13.4.

13.5 Dividends and Distributions. No Borrower shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Borrower is a corporation) or on account of any equity interest in such Borrower (if such Borrower is a partnership, limited liability company or other type of entity) other than:

(a) each Loan Party other than Manitex International may pay cash distributions to its Parent;

(b) Manitex may issue Capital Securities, warrants and/or options in satisfaction of (i) the convertible debenture issued with respect to the ASV Joint Venture, (ii) the Investor Note Purchase Agreement and (iii) the Terex Subordinated Note; provided, however, that such Capital Securities shall not require any preferred return payable in cash or contain any put provisions requiring the repurchase of such Capital Securities by Manitex International, and

(c) each Loan Party may declare and make distributions payable in the Capital Securities of such Loan Party, provided that the issuance of such Capital Securities does not otherwise violate the terms of this Agreement and no Default or Event of Default has occurred and is continuing at the time of making such distribution or would result from the making of such distribution; provided, however, that such Capital Securities shall not require any preferred return payable in cash or contain any put or similar provisions requiring the repurchase of such Capital Securities by Manitex International.

13.6 Investments; Loans. No Borrower shall, nor shall it permit any other Loan Party to make or permit to exist, any Investment except the following:

(a) contributions by any Loan Party to any other Loan Party, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its equity interests and substantially all of its real and personal property;

(b) Investments constituting debt permitted by Section 13.1;

(c) contingent liabilities constituting debt permitted by Section 13.1 or Permitted Liens;

(d) Cash Equivalent Investments;

(e) subject to Section 12.10, bank deposits in the ordinary course of business permitted by this Agreement;

(f) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g) accounts receivable created, acquired or made and trade credit extended in each case in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(h) Investments existing as of the Closing Date and set forth in Schedule 13.6 provided that the amount of such Investment is not increased after the Closing Date except in accordance with this Section 13.6;

(i) loans to officers and employees in an aggregate principal amount not to exceed $500,000 at any time outstanding, so long as the proceeds of such loans (a) constitute travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, or (b) are used by such officers and employees to purchase equity interests in a Borrower;

(j) sales on open account in the ordinary course of business;

(k) intercompany loans or intercompany Investments made by a Borrower into or for the benefit of another Borrower; provided, however, that intercompany loans made by all US Borrowers to the Canadian Borrower will be limited to $12,000,000 in the aggregate at all times less the outstanding amount of all Canadian Revolving Loans;

(l) Investments made by any Borrower in any Foreign Subsidiary; provided that in each case, (i) no Default or Event of Default shall exist before and after giving effect to such Investment; (ii) the amount of such Investment shall not exceed $1,000,000 in the aggregate; (iii) no more than one (1) Investment may be made in each calendar quarter; and (iv) each such Investment shall be returned to the applicable Borrower within sixty (60) days of the date each such Investment is made;

(m) Investments in respect of Hedging Agreements provided that such transaction is entered into for risk management purposes and not for speculative purposes;

(n) repurchase of Capital Securities in Manitex International held by employees in amounts necessary to pay applicable withholding taxes not to exceed $250,000 in the aggregate in any Fiscal Year; and

(o) Permitted Investments.

13.7 Fundamental Changes, Line of Business. No Borrower shall, nor shall it permit any other Loan Party to (i) amend its organizational documents or change its Fiscal Year unless (w) such actions would not have a Material Adverse Effect on such Borrower; (x) such actions would not affect the obligations of such Borrower or any Loan Party to Administrative Agent and Lenders; (y) such actions would not adversely affect the interpretation of any of the terms of this Agreement or the other Loan Documents and (z) Administrative Agent has received ten (10) days prior written notice of such amendment or change or (ii) enter into a new line of business materially different from such Borrower’s current business.

13.8 Equipment. No Borrower shall and shall not permit any other Loan Party to (i) permit any Equipment to become a Fixture to real property unless such real property is owned by a Borrower or such Loan Party and is subject to a mortgage in favor of Administrative Agent, or if such real estate is leased, is subject to a landlord’s agreement in favor of Administrative Agent on terms acceptable to Administrative Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Administrative Agent.

13.9 Affiliate Transactions. Except as set forth on Schedule 11.9 hereto or as permitted pursuant to Section 11.3 hereof, no Borrower shall conduct, permit or suffer to be conducted, transactions with Affiliates other than transactions for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are no less favorable to such Borrower than the terms upon which such transactions would have been made had they been made to or with a Person that is not an Affiliate.

13.10 Settling of Accounts. No Borrower shall settle or adjust any Account identified by a Borrower as an Eligible Account or with respect to which the Account Debtor is an Affiliate, in an aggregate amount exceeding $100,000 per calendar month, without the consent of Administrative Agent, provided, that following the occurrence and during the continuance of an Event of Default, no Borrower shall settle or adjust any Account without the consent of Administrative Agent.

13.11 Reserved.

13.12 Subordinated Debt/Other Debt. No Loan Party shall, nor shall it permit any other Loan Party, to (a) make any payment (whether for principal, interest or other amounts), redemption, prepayment, defeasance or repurchase of any Subordinated Debt, except in accordance with the applicable Subordination Agreement with respect to such Subordinated Debt, (b) amend or otherwise modify, or waive any rights under, any terms or provisions of any Subordinated Debt, except that such terms and provisions may be amended solely to the extent permitted under any subordination agreement relating to the Subordinated Debt Documents or (c) unless otherwise approved by the Administrative Agent in writing, make any payments under that certain Promissory Note dated December 19, 2014 in the original principal amount of $1,594,013 payable by Manitex International to Terex, as amended, modified or restated from time to time.

13.13 Restriction of Amendments to Certain Documents. No Loan Party shall, nor shall it permit any Subsidiary to, amend or otherwise modify, or waive any rights under, any Subordinated Debt Documents (except to the extent permitted by the Intercreditor Agreement), or Surety Debt Documents if, in any case, such amendment, modification or waiver could be adverse to the interests of Lenders.

SECTION 14	FINANCIAL COVENANTS.

Borrower shall maintain and keep in full force and effect each of the financial covenants set forth below:

14.1 Fixed Charge Coverage. Borrowers shall not permit the ratio of (i) EBITDA minus (ii) all unfinanced Capital Expenditures of Borrowers during the applicable period to (iii) Fixed Charges to be less than 1.20:1.0 for each period set forth below:

Period	Ratio
Six month period ended June 30, 2016	1.20:1.0
Nine (9) month period ended September 30, 2016	1.20:1.0
Twelve (12) month period ended December 31, 2016 and each Computation Period ended thereafter	1.20:1.0

SECTION 15	DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default” by Borrowers hereunder:

15.1 Payment. The failure of any Loan Party to pay when due, declared due, or demanded by Administrative Agent (at the request of Required Lenders), any of the Obligations.

15.2 Breach of this Agreement and the other Loan Documents. The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under this Agreement or any of the other Loan Documents; provided that any such failure by a Borrower under subsections 12.1, 12.2.1, 12.2.4, 12.2.5, 12.2.6, 12.3 and 12.8 of this Agreement shall not constitute an Event of Default hereunder until the twentieth (20th) day following the occurrence thereof.

15.3 Breaches of Other Obligations. The failure of any Loan Party to perform, keep or observe (after any applicable notice and cure period) any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any other agreement with any Person if such failure could be expected to have a Material Adverse Effect on such Loan Party.

15.4 Breach of Representations and Warranties. The making or furnishing by any Loan Party to Administrative Agent or any Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the other Loan Documents which is untrue or misleading in any material respect as of the date made.

15.5 Loss of Collateral. The loss, theft, damage or destruction of any of the Collateral in an amount in excess of $750,000 in the aggregate for all such events during any Fiscal Year which is not covered by insurance as determined by Administrative Agent in its sole discretion determined in good faith; provided, however, for all claims covered by insurance, the insurance company has acknowledged coverage of the full amount of such loss pursuant to a written acknowledgment in form and substance acceptable to Administrative Agent.

15.6 Bankruptcy or Similar Proceedings. The commencement of any proceedings in bankruptcy by or against any Loan Party or for the liquidation or reorganization of any Loan Party, or alleging that such Loan Party is insolvent or unable to pay its debts as they mature, or for the readjustment or arrangement of any Loan Party ‘s debts, whether under the United States Bankruptcy Code, any Canadian Bankruptcy Law, or under any other bankruptcy or insolvency law, whether federal, provincial or state, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statutory proceedings involving any Loan Party; provided, however, that if such commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such proceedings are not dismissed or stayed within sixty (60) days after the commencement of such proceedings, though Administrative Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such sixty (60) day period or, if earlier, until such proceedings are dismissed or stayed.

15.7 Appointment of Receiver. The appointment of a Receiver or trustee for any Loan Party, for any of the Collateral or for any substantial part of any Loan Party’s assets or the institution of any proceedings for the dissolution, or the full or partial liquidation, or the merger or consolidation, of any Loan Party which is a corporation, limited liability company or a partnership; provided, however, that if such appointment or commencement of proceedings against such Loan Party is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceedings are not dismissed or stayed within sixty (60) days after the commencement of such proceedings, though Administrative Agent and Lenders shall have no obligation to make Loans to or issue, or cause to be issued, Letters of Credit on behalf of any Borrower during such sixty (60) day period or, if earlier, until such appointment is revoked or such proceedings are dismissed or stayed.

15.8 Judgment. The entry of any final, non-appealable judgment or order aggregating in excess of $750,000 not covered by insurance against any Loan Party which remains unsatisfied or undischarged and in effect for thirty (30) days after such entry without a stay of enforcement or execution; provided, however, for all claims covered by insurance, the insurance company has acknowledged coverage of the full amount of such judgment pursuant to a written acknowledgment in form and substance acceptable to Administrative Agent.

15.9 Dissolution of Loan Party. The dissolution of any Loan Party which is a partnership, limited liability company, corporation or other entity.

15.10 Criminal Proceedings. The institution in any court of a criminal proceeding against any Loan Party, or the indictment of any Loan Party, for any crime, in either case which could reasonably be expected to have a Material Adverse Effect on such Loan Party.

15.11 Change of Control. Any Change of Control shall occur.

15.12 Investor Note Purchase Agreement. Any default or event of default (after all applicable cure periods) has occurred under the Investor Note Purchase Agreement.

15.13 Material Adverse Effect. The occurrence of any event which, in Administrative Agent’s Permitted Discretion, would reasonably be expected to have a Material Adverse Effect.

15.14 Subordinated Debt. Any creditor party to any Subordination Agreement governing any Subordinated Debt shall rescind or otherwise terminate any such Subordination Agreement.

SECTION 16	REMEDIES UPON AN EVENT OF DEFAULT.

16.1 Acceleration. Upon the occurrence and during the continuance of an Event of Default described in Sections 15.6 or 15.7 hereof, all of the Obligations shall immediately and automatically become due and payable, without notice of any kind (provided, however, that notwithstanding the foregoing, Hedging Obligations shall only terminate in accordance with the terms of the relevant Hedging Agreement). Upon the occurrence of any other Event of Default, and after giving effect to any applicable cure period, the Obligations may, at the option of Administrative Agent or at the direction of Required Lenders, in whole or in part at Administrative Agent’s or Required Lenders’ sole discretion, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

16.2 Other Remedies. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may, and at the direction of Required Lenders shall, exercise from time to time any rights and remedies available to it under the UCC, PPSA and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the other Loan Documents and all of Administrative Agent’s and Lenders’ rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Administrative Agent may, and at the direction of Required Lenders shall, appoint, remove or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of any Borrower or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver,” which term when used herein shall include a receiver and manager) of such Collateral (including any interest, income or profits therefrom). Any such Receiver shall, to the extent permitted by applicable law, be deemed the agent of such Borrower and not of Administrative Agent or any of the Lenders, and neither Administrative Agent or any of the Lenders shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or its servants, agents or employees. Subject to the provisions of the instrument appointing it, any such Receiver shall (i) have such powers as have been granted to Administrative Agent or any of the Lenders under this Agreement and (ii) shall be entitled to exercise such powers at any time that such powers would otherwise be exercisable by Administrative Agent or any of the Lenders under this Agreement, which powers shall include, but are not limited to, the power to take possession of the Collateral, to preserve the Collateral or its value, to carry on or concur in carrying on all or any part of the business of any Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including any Borrower, enter upon, use and occupy all premises owned or occupied by any Borrower wherein the Collateral may be situate, maintain the Collateral upon such premises, borrow money on a secured or unsecured basis and use the Collateral directly in carrying on any Borrower’s business or as security for loans or advances to enable the Receiver to carry on any Borrower’s business or otherwise, as such Receiver shall, in its reasonable discretion, determine. Except as may be otherwise directed by Administrative Agent or any of the Lenders, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to Administrative Agent or any of the Lenders and any surplus shall be applied in accordance with applicable law. Every such Receiver may, in the discretion of Administrative Agent or any of the Lenders, be vested with, in addition to the rights set out herein, all or any of the rights and powers of Administrative Agent or any of the Lenders described in this Agreement, the UCC, the PPSA, the United States Bankruptcy Code or Canadian Bankruptcy Law. In addition, but also not by way of limitation of the foregoing, Administrative Agent may, and at the discretion of Required Lenders shall, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of the Borrowers’ premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Administrative Agent shall have the right to store the same at any of the Borrowers’ premises without cost to Administrative Agent or Lenders. At Administrative Agent’s request, the Borrowers shall, at the Borrowers’ expense, assemble the Collateral and make it available to Administrative Agent at one or more places to be designated by Administrative Agent and reasonably convenient to Administrative Agent and the Borrowers. Each Borrower recognizes that if a Borrower fails to perform, observe or discharge any of its Obligations under this Agreement or the other Loan Documents, no remedy at law will provide adequate relief to Administrative Agent or Lenders, and agrees that Administrative Agent shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given in writing at least ten (10) days prior to such disposition and such notice shall (i) describe Administrative Agent and Lenders and the Borrowers, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that the Borrowers are entitled to an accounting of the Obligations and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Administrative Agent may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Administrative Agent of any of the Collateral may be applied by Administrative Agent to the payment of expenses in connection with the Collateral, including, without limitation, Attorney Costs, and any balance of such Proceeds and all other payments received by Administrative Agent during the continuance of an Event of Default may be applied by Administrative Agent toward the payment of such of the Obligations, and in such order of application as required by the UCC or PPSA or, if the UCC or PPSA does not contain such requirements, as Administrative Agent may from time to time elect. In the absence of a specific determination by Administrative Agent, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Obligations shall be applied in the following order.

FIRST, to the payment of all reasonable, documented out-of-pocket fees, costs, expenses and indemnities of Administrative Agent (in its capacity as such), including Attorney Costs, and any other Obligations owing to Administrative Agent in respect of sums advanced by Administrative Agent to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full:

SECOND, to the payment of all of the Secured Obligations in respect of the Swing Line Loans to the Swing Line Lender, until paid in full;

THIRD, to the payment of all of the Obligations consisting of accrued and unpaid interest owing to the Lenders and Letter of Credit fees owing to the L/C Issuer, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them, until paid in full;

FOURTH, to the payment of all Obligations consisting of principal owing to the Lenders and Bank Product Obligations owing to Lenders or their Affiliates, ratably among the Lenders and their Affiliates in proportion to the respective amounts described in this clause FOURTH held by them, until paid in full;

FIFTH, to the payment of the Lenders an amount equal to all Obligations in respect of outstanding Letters of Credit to be held as Cash Collateral in respect of such Obligations;

SIXTH, to the payment of all other Obligations owing to the Lenders until paid in full; and

SEVENTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.

16.3 Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders, under any provisions of the UCC or PPSA, as part of any sale or investor solicitation process conducted by any Credit Party, any Receiver, trustee, agent or other Person pursuant or under any bankruptcy or insolvency law; provided, however, that (i) the Required Lenders may not direct the Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders such as among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).

For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by the Administrative Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as commercially reasonably determined by the Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

SECTION 17	CONDITIONS PRECEDENT.

17.1 Conditions to Initial Loans. The obligation of Lenders to fund the Term Loan(s), to fund the initial Revolving Loans, and to issue or cause to be issued the initial Letter of Credit, as applicable, is subject to the satisfaction or waiver of the following conditions precedent (and the date on which all such conditions precedent have been satisfied and the initial Loans are advanced by Lenders is called the “Closing Date”):

(a) Administrative Agent shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17.1 (the “Closing Document List”) in each case in form and substance satisfactory to Administrative Agent;

(b) Since December 31, 2015, no event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect on any Loan Party, as determined by Administrative Agent in its Permitted Discretion, determined in good faith;

(c) Administrative Agent shall have received payment in full of all fees and expenses payable to it by Borrowers or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder;

(d) Administrative Agent shall have commercially reasonably determined that immediately after giving effect to (A) the making of the initial Loans, including, without limitation, the Term Loan and the Revolving Loans, if any, requested to be made on the Closing Date, (B) the issuance of the initial Letter of Credit, if any, requested to be made on such date, (C) the payment of all fees due upon such date, (D) the payment or reimbursement by Borrowers of Administrative Agent for all closing costs and expenses incurred in connection with the transactions contemplated hereby and (E) the payment of all accounts payable more than forty-five (45) days past due, Borrowers have Excess Availability of not less than Three Million Dollars ($3,000,000);

(e) Administrative Agent shall have received (i) audited consolidated financial statements for the Borrowers for the fiscal years ending on or about December 31, 2013, December 31, 2014 and December 31, 2015 and (ii) unaudited interim consolidated financial statements for the Borrowers and their Subsidiaries for each fiscal month and quarterly period ended before May 1, 2016. The Borrowers’ EBITDA shall be no less than Nine Million Dollars ($9,000,000) for the trailing twelve month period ending December 31, 2015; and

(f) The Loan Parties shall have executed and delivered to Administrative Agent all such other documents, instruments and agreements which Administrative Agent determines are reasonably necessary to consummate the transactions contemplated hereby.

17.2 Conditions to All Loans. Lenders shall not be obligated to fund any Loans, arrange for the issuance of any Letters of Credit or grant any other accommodation for the benefit of any Borrower, unless the following conditions are satisfied ; provided, that if Administrative Agent chooses to cause Loans to be advanced or Letters of Credit to be issued notwithstanding the failure of any such conditions to be satisfied, all Lenders shall be required to fund such Loans and participate in such Letters of Credit unless Required Lenders has directed Administrative Agent not to fund such Loans or caused such Letters of Credit to be issued:

(a) No Default or Event of Default shall exist at the time of or result from such funding, issuance or grant;

(b) The representations and warranties of each Loan Party in this Agreement and the other Loan Documents shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date, and after giving effect to such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date which must be true and correct in all material respects as of such earlier date); and

(c) No event shall have occurred or circumstances exist that has or could reasonably be expected to have a Material Adverse Effect.

Each request (or deemed request) by a Borrower for funding of a Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant. As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 18	THE AGENTS.

18.1 Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 18.10) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Administrative Agent shall provide copies of all financial statements and projections delivered to Administrative Agent by Borrowers pursuant to Section 9 hereof, and copies of all material notices delivered to Administrative Agent by Borrowers either by delivering copies to each Lender by electronic mail or by posting such materials to an internet service accessible by such Lenders such as “Intralinks”. Each Borrower and each Lender agrees that Administrative Agent may, in its sole discretion, utilize Intralinks or electronic mail for such purpose.

18.2 L/C Issuers. The L/C Issuers shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by them and the documents associated therewith. The L/C Issuers shall have all of the benefits and immunities (a) provided to the Administrative Agent in this Section 18 with respect to any acts taken or omissions suffered by the L/C Issuers in connection with Letters of Credit issued by them or proposed to be issued by them and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 18, included the L/C Issuers with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the L/C Issuers.

18.3 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects in the absence of gross negligence or willful misconduct.

18.4 Exculpation of Administrative Agent. None of the Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of a Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of any Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any of Borrowers’ Subsidiaries or Affiliates.

18.5 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify the Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

18.6 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with Section 16; provided that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

18.7 Credit Decision. Each Lender acknowledges that the Administrative Agent has not made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender as to any matter, including whether the Administrative Agent has disclosed material information in its possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrowers which may come into the possession of the Administrative Agent.

18.8 Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand the Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of any Borrower and without limiting the obligation of Borrowers to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any reasonable, documented out-of-pocket costs or expenses (including Attorney Costs and Taxes) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of the Administrative Agent.

18.9 Administrative Agent in Individual Capacity. PrivateBank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though PrivateBank were not the Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, PrivateBank or its Affiliates may receive information regarding Borrowers or their Affiliates (including information that may be subject to confidentiality obligations in favor of a Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), PrivateBank and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though PrivateBank were not the Administrative Agent, and the terms “Lender” and “Lenders” include PrivateBank and its Affiliates, to the extent applicable, in their individual capacities.

18.10 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders. If the Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Event of Default exists) the consent of Borrowers (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 18 and Sections 4.3.4 and 19.2 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

18.11 Collateral Matters.

(a) Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or other Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents.

(b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien granted to or held by the Administrative Agent under any Collateral Document (x) upon termination of the Commitments and payment in full of all Loans and all other obligations of Borrowers hereunder and the expiration or termination of all Letters of Credit (including by means of credit bidding in accordance with Section 16.3; (y) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (z) subject to Section 20.1 if approved, authorized or ratified in writing by the Required Lenders; or (ii) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by clause (v) of the definition of Permitted Liens (it being understood that the Administrative Agent may conclusively rely on a certificate from Borrowers in determining whether the Debt secured by any such Lien is permitted by Section 13.2). Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 18.11. Each Lender hereby authorizes the Administrative Agent to give blockage notices in connection with any Subordinated Debt at the direction of Required Lenders and agrees that it will not act unilaterally to deliver such notices.

18.12 Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any Deposit Accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by the Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of the Administrative Agent.

18.13 Administrative Agent May File Proofs of Claim.

18.13.1 Filing Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 4.3, and 19.3) allowed in such judicial proceedings; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, Receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.1.3, 4.3, 4.4 and 19.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

18.14 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 19	MISCELLANEOUS.

19.1 Assignments; Participations.

19.1.1 Assignments.

(a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of the Administrative Agent, the L/C Issuers (for an assignment of the Revolving Loans and the Revolving Commitment) and, so long as no Event of Default exists, Borrowers (which consents shall not be unreasonably withheld or delayed and shall not be required for an assignment by a Lender to a Lender or an Affiliate of a Lender). Except as the Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $5,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until the Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit G hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment Borrowers would be obligated to pay any greater amount under Sections 4.2.1 or 4.4 to the Assignee than Borrowers are then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrowers will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 19.1.1 shall be treated as the sale of a participation under Section 19.1.2. Borrowers shall be deemed to have granted their consent to any assignment requiring its consent hereunder unless Borrowers have expressly objected to such assignment within three (3) Business Days after notice thereof.

(b) From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, each Borrower shall execute and deliver to the Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) (x) a Note in the principal amount of the Assignee’s Pro Rata Share of the Total Revolving Loan Commitment (and, as applicable, a Note in the principal amount of the Pro Rata Share of the Total Revolving Loan Commitment retained by the assigning Lender) and (y) if such Lender is receiving an assignment of a Term Loan, a Note in the principal amount of the Assignee’s outstanding Term Loans (and, as applicable, a Note in the principal amount of the Term Loan retained by the Assigning Lender). Each such Note shall be dated the effective date of such assignment. Upon receipt by the Administrative Agent of such Note(s), the assigning Lender shall return to Borrowers any prior Note held by it.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

19.1.2 Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Revolving Loan Commitment or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) each Borrower shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrowers shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. Each Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as such Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with such Lender, and such Lender agrees to share with each Participant, on a pro rata basis. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 4.2 or 4.4 as if it were Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 4.2 or 4.4 than would have been paid to such Lender on such date if no participation had been sold.

19.2 Register. The Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. The Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

19.3 Customer Identification - USA Patriot Act Notice and AML Legislation. Each Lender and Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “USA Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Act. Each Lender and Administrative Agent (for itself and not on behalf of any other party) acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, under the laws of Canada (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Administrative Agent and Lenders may be required to obtain, verify and record information regarding each Loan Party, its respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Loan Party, and the transactions contemplated hereby. The Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, necessary in order to comply with any applicable AML Legislation, whether now or hereafter in existence. If the Administrative Agent has ascertained the identity of any Loan Party or any authorized signatories of any Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent (a) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and (b) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness. Notwithstanding the provisions of this Section 19.3 and except as may otherwise be agreed in writing, each Lender agrees that the Administrative Agent has no obligation to ascertain the identity of the Loan Parties or any authorized signatories of the Loan Parties on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from the Loan Parties or any such authorized signatory in doing so.

19.4 Indemnification by Borrowers. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, EACH BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS MATERIAL AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS MATERIALS OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE

JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 19.4 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

19.5 Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing, sent by certified or registered mail, postage prepaid, return receipt requested, by nationally recognized overnight courier or delivered in person, and addressed as follows:

If to the Borrowers:	Manitex International, Inc. 9725 Industrial Drive Bridgeview, Illinois 60455 Attention: President Telephone:
With a copy to: Bryan Cave LLP 161 North Clark Street, Suite 4300 Chicago, Illinois 60601 Attention: Jason R. Berne, Esq. Telephone: (312) 602-5000

If to Administrative Agent:	The PrivateBank and Trust Company 120 South LaSalle Street Chicago, Illinois 60603 Attention: Todd Bernier Telephone: (312) 564-1457

With a copy to: Vedder Price P.C. 222 North LaSalle Street, Suite 2600 Chicago, Illinois 60601 Attention: Michael A. Nemeroff, Esq. Telephone: (312) 609-7500

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this subsection. Notices shall be deemed given on the date of delivery, in the case of personal delivery, or on the delivery or refusal date, as specified on the return receipt in the case of certified mail or on the tracking report in the case of overnight courier.

19.6 Judgment Currency. If for the purposes of obtaining judgment against a Borrower in any court in any jurisdiction with respect to this Agreement it becomes necessary for the Administrative Agent or a Lender to convert into the currency of such jurisdiction (in this section called the “Judgment Currency”) any amount due to the Administrative Agent or such Lender by such Borrower hereunder in any currency other than the Judgment Currency, the conversion shall be made at the Exchange Rate prevailing on the Business Day before the day on which judgment is given. In the event that there is a change in the Exchange Rate prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, such Borrower will, on the date of payment, pay such additional amounts (if any) or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the Exchange Rate prevailing on the date of payment is the amount then due under this Agreement in such other currency. Any additional amount due by such Borrower under this section will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement.

SECTION 20	GENERAL.

20.1 Waiver; Amendments. No delay on the part of the Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Except to the extent set forth in Section 16.3 hereof, no amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby, (d) increase the advance rates, or (e) release any guarantor from its obligations under the Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 18.11), change the definition of Required Lenders, any provision of this Section 20.1, the provisions of Section 16.3 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (e), the written consent of all Lenders. No provision of Section 2.5.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 18 or other provision of this Agreement affecting the Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of the Administrative Agent. No provision of this Agreement relating to the rights or duties of the L/C Issuers in their capacities as such shall be amended, modified or waived without the consent of the L/C Issuers. No provision of this Agreement relating to the rights or duties of the Swing Line Lender in its capacity as such shall be amended, modified or waived without the consent of the Swing Line Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Revolving Loan Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as the Administrative Agent is not a Non-Consenting Lender, the Administrative Agent and/or a Person or Persons reasonably acceptable to the Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent’s request, sell and assign to the Administrative Agent and/or such Person or Persons, all of the Loans and Revolving Loan Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Revolving Loan Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

20.2 Headings of Subdivisions. The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

20.3 Power of Attorney. Each Borrower acknowledges and agrees that its appointment of Administrative Agent as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Obligations are satisfied and paid in full and this Agreement is terminated.

20.4 Confidentiality. Administrative Agent and each Lender hereby agrees to use commercially reasonable efforts to assure that any and all information relating to each Borrower which is (i) furnished by a Borrower to Administrative Agent or such Lender (or to any Affiliate of Administrative Agent or such Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Administrative Agent and such Lender or such Affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to a Borrower may be distributed by Administrative Agent or such Lender or such Affiliate to Administrative Agent’s or such Lender’s or such Affiliate’s directors, managers, officers, employees, attorneys, Affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such Affiliate, to any other party. In addition such information and other credit information may be distributed by Administrative Agent or such Lender to potential participants or assignees of any portion of the Obligations, provided, that such potential participant or assignee agrees to follow the confidentiality requirements set forth herein. Each Borrower and Administrative Agent and each Lender further agree that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Borrower hereby consents to Administrative Agent and the Lenders publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

20.5 Counterparts. This Agreement, any of the other Loan Documents, and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement. Loan Documents may be transmitted and/or executed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Loan Parties and the Administrative Agent. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof, provided, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

20.6 Electronic Submissions. Administrative Agent may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the other Loan Documents, be submitted to Administrative Agent in “Approved Electronic Form” (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof “Electronic Form” means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Administrative Agent, “Approved Electronic Form” means an Electronic Form that has been approved by Administrative Agent (which approval has not been revoked or modified by Lender) and “Approved Electronic Communication” means each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, internet portal or other electronic platform. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the other Loan Documents. Approved Electronic Communications that do not bear or are not readily capable of bearing either a signature or a reproduction of a signature shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party or the company transmitting the Approved Electronic Communication), and Administrative Agent and Lenders are entitled to rely on such Approved Electronic Communications as signed. Each of the Loan

Parties, Administrative Agent and the Lenders hereby acknowledge and agree that the use of Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each assumes and accepts such risks by hereby authorizing each of the Administrative Agent, each Lender and each of their Affiliates to accept and transmit Approved Electronic Communications.

20.7 Waiver of Jury Trial: Other Waivers.

(a) EACH BORROWER AND ADMINISTRATIVE AGENT AND EACH LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY A BORROWER, ADMINISTRATIVE AGENT OR A LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP AMONG A BORROWER, ADMINISTRATIVE AGENT AND ANY LENDER. IN NO EVENT SHALL ADMINISTRATIVE AGENT OR ANY LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(b) Each Borrower hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Borrower hereby waives the benefit of any law that would otherwise restrict or limit Administrative Agent or any Lender or any Affiliate of Administrative Agent or any Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Obligations, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Administrative Agent or any Lender or such Affiliate of Lender to such Borrower, including, without limitation any Deposit Account at Administrative Agent or any Lender or such Affiliate.

Administrative Agent’s or Lenders’ failure, at any time or times hereafter, to require strict performance by any Borrower of any provision of this Agreement or any of the other Loan Documents shall not waive, affect or diminish any right of Administrative Agent and Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Administrative Agent, Required Lenders or all Lenders, as applicable of an Event of Default under this Agreement or any default under any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Administrative Agent or any Lender in the exercise of any right or remedy under this Agreement or any other Loan Document shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Event of Default under this Agreement or default under any of the other Loan Documents shall be deemed to have been suspended or waived by Administrative Agent or Lenders unless such suspension or waiver is in writing, signed by a duly authorized officer of Administrative Agent, Required Lenders or all Lenders, as applicable, and directed to Borrowers specifying such suspension or waiver.

20.8 Choice of Governing Laws; Construction; Forum Selection. This Agreement and the other Loan Documents are submitted by each Borrower to Administrative Agent and Lenders for Administrative Agent’s and Lenders’ acceptance or rejection at Administrative Agent’s principal place of business as an offer by Borrowers to borrow monies from Administrative Agent and Lenders now and from time to time hereafter, and shall not be binding upon Administrative Agent or any Lender or become effective until accepted by Administrative Agent and Lenders, in writing, at said place of business. If so accepted by Administrative Agent and Lenders, this Agreement and the other Loan Documents shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE STATE OF ILLINOIS, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

To induce Administrative Agent and each Lender to accept this Agreement, each Borrower irrevocably agrees that, subject to Administrative Agent’s sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH FOR NOTICE IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. Administrative Agent agrees to endeavor to provide a copy of such process to the law firm of Bryan Cave LLP, Attention: Jason R. Berne, Esq., by mail at the address of 161 North Clark Street, Suite 4300, Chicago, Illinois 60601 or by facsimile transmission at facsimile number (312) 602-5050. Failure of Administrative Agent to provide a copy of such process shall not impair Administrative Agent’s and Lenders’ rights hereunder, create a cause of action against Administrative Agent or create any claim or right on behalf of ANY Borrower or any third party.

EACH BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH BORROWER BY ADMINISTRATIVE AGENT OR LENDERS IN ACCORDANCE WITH THIS SECTION.

SECTION 21	JOINT AND SEVERAL LIABILITY

(a) Notwithstanding anything to the contrary contained herein, all Obligations of each Borrower hereunder shall be joint and several obligations of Borrowers.

(b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Obligations of Borrowers and the liens and security interests granted by Borrowers to secure the Obligations, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Administrative Agent, Lenders and Borrowers agree that if the Obligations of a Borrower, or any liens or security interests granted by such Borrower securing the Obligations would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Obligations of such Borrower and the liens and security interests securing such Obligations shall be valid and enforceable only to the maximum extent that would not cause such Obligations or such lien or security interest to constitute a Fraudulent Conveyance, and the Obligations of such Borrower and this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. § 101, et seq.), as amended (the “Bankruptcy Code”) or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any federal, municipal, provincial, state, nation or other governmental unit, as in effect from time to time.

(c) Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations and of all other circumstances bearing upon the risk of nonpayment by such other Borrowers of their Obligations and each Borrower agrees that neither Administrative Agent nor any Lender shall have any duty to advise such Borrower of information known to Administrative Agent or such Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Administrative Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower on any subsequent occasion.

(d) Administrative Agent and Lenders are hereby authorized, without notice or demand and without affecting the liability of a Borrower hereunder, to, at any time and from time to time, (i) renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to a Borrower’s Obligations or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by a Borrower and delivered to Administrative Agent or any Lender; (ii) accept partial payments on a Borrower’s Obligations; (iii) take and hold security or collateral for the payment of a Borrower’s

Obligations hereunder or for the payment of any guaranties of a Borrower’s Obligations or other liabilities of a Borrower and exchange, enforce, waive and release any such security or collateral; (iv) apply such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, but subject to the terms of this Agreement, may commercially reasonably determine; and (v) settle, release, compromise, collect or otherwise liquidate a Borrower’s Obligations and any security or collateral therefor in any manner, without affecting or impairing the obligations of the other Borrowers. Administrative Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on such Borrower. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of a Borrower’s Obligations as Administrative Agent shall commercially reasonably determine in its sole discretion without affecting the validity or enforceability of the Obligations of the other Borrowers.

(e) Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect a Borrower’s Obligations from any Borrower or any guarantor or other action to enforce the same; (ii) the waiver or consent by Administrative Agent and/or any Lender with respect to any provision of any instrument evidencing Borrowers’ Obligations, or any part thereof, or any other agreement heretofore, now or hereafter executed by a Borrower and delivered to Administrative Agent or such Lender; (iii) failure by Administrative Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for Borrowers’ Obligations; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s or any Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s and Lenders’ claim(s) for repayment of any of Borrowers’ Obligations; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(f) No payment made by or for the account of a Borrower including, without limitations, (i) a payment made by such Borrower on behalf of another Borrower’s Obligations or (ii) a payment made by any other person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of such other Borrower’s property and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder.

SECTION 22	NONLIABILITY OF ADMINISTRATIVE AGENT AND LENDERS

The relationship among Borrowers on the one hand and Administrative Agent and Lenders on the other hand shall be solely that of borrowers and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditors.

Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender shall have any liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Loan Parties, Administrative Agent and Lenders.

(Signature Pages Follow)

(Signature Page to Loan Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

	By:	/s/ Andrew M. Rooke
	Title:	President/Vice President

MANITEX LIFTKING, ULC, an Alberta company

	By:	/s/ Andrew M. Rooke
	Title:	Vice President

(Signature Page to Loan Agreement)

ADMINISTRATIVE AGENT:	THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent and a Lender

	By:	/s/ Todd Bernier
Todd Bernier, Managing Director

ANNEX 1 – COMMITMENTS

Lender	US Revolving Loan Commitment
The PrivateBank and Trust Company	$45,000,000
Total	$45,000,000

Annex 1 - Page 1

EXHIBIT A — FORM OF NOTE

NOTE

$	, 2016 Chicago, Illinois

The undersigned, for value received, jointly and severally, promise to pay to the order of THE PRIVATEBANK AND TRUST COMPANY (the “Administrative Agent”) for the benefit of the Lender in Chicago, Illinois the aggregate unpaid amount of all Revolving Loans made to the undersigned by the Lender pursuant to the Loan Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Loan Agreement.

The undersigned further, jointly and severally, promise to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such Revolving Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Loan Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Revolving Loan Note (this “Note”) evidences indebtedness incurred under, and is subject to the terms and provisions of, that certain Loan and Security Agreement dated as of July 20, 2016, (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; terms not otherwise defined herein are used herein as defined in the Loan Agreement), among the undersigned and the Administrative Agent, to which Loan Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

(Signature Page Follows)

Exhibit A - Page 1

(Signature Page to Note)

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit A – Page 2

EXHIBIT B — FORM OF BORROWING BASE CERTIFICATE

To:	The PrivateBank and Trust Company

Please refer to the Loan and Security dated as of July 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and The PrivateBank and Trust Company (the “Administrative Agent”). This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

The Borrowers hereby certify and warrant to the Lender that at the close of business on             ,          (the “Calculation Date”), the Revolving Loan Availability was $        , computed as set forth on the schedule attached hereto.

The Borrowers have caused this Certificate to be executed and delivered by its officer thereunto duly authorized on             ,         .

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

Exhibit B – Page 1

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit B - Page 2

SCHEDULE TO BORROWING BASE CERTIFICATE

Dated as of [                    ]

[See attached]

Exhibit B - Page 3

EXHIBIT C – COMPLIANCE CERTIFICATE

Attached to and made a part of that certain Loan and Security Agreement, as it may be amended in accordance with its terms from time to time, including all exhibits attached thereto (the “Agreement”) of even date herewith among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and THE PRIVATEBANK AND TRUST COMPANY, as administrative agent (“Administrative Agent”) for all lenders (“Lenders”) from time to time a party to the Agreement.

This Certificate is submitted pursuant to Section 9.3 of the Agreement.

The undersigned hereby certifies to Administrative Agent and Lenders that as of the date of this Certificate:

1. The undersigned is the                                  of each Borrower.

2. There exists no event or circumstance which is or which with the passage of time, the giving of notice, or both, after giving effect to all applicable cure periods, would constitute an Event of Default, as that term is defined in the Agreement, or, if such an event or circumstance exists, a writing attached hereto specifies the nature thereof, the period of existence thereof and the action that each Borrower has taken or proposes to take with respect thereto.

3. No material adverse change in the financial condition, business, property, or results of operations of any Borrower has occurred since [date of last Compliance Certificate/last financial statements delivered prior to closing], or, if such a change has occurred, a writing attached hereto specifies the nature thereof and the action that each Borrower has taken or proposes to take with respect thereto.

4. The representations and warranties of each Loan Party in the Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except for (i) representations and warranties that expressly relate to an earlier date which must be true and correct in all material respects as of such earlier date, and (ii) representations or warranties qualified by materiality or Material Adverse Effect which must be true and correct in all respects).

5. The financial statements of each Borrower being concurrently delivered herewith have been prepared in accordance with generally accepted accounting principles consistently applied and there have been no material changes in accounting policies or financial reporting practices of such Borrower since [date of the last Compliance Certificate/date of last financial statements delivered prior to closing] or, if any such change has occurred, such changes are set forth in a writing attached hereto.

Exhibit C - Page 1

6. Attached hereto is a calculation of the financial covenants contained in the Agreement, true and correct.

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit C - Page 2

EXHIBIT D - NOTICE OF BORROWING

To:	The PrivateBank and Trust Company

Please refer to the Loan and Security Agreement dated as of July 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and THE PRIVATEBANK AND TRUST COMPANY (“Administrative Agent”). Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Loan Agreement, of a request hereby for a borrowing as follows:

(i) The requested borrowing date for the proposed borrowing (which is a Business Day) is             ,         .

(ii) The aggregate amount of the proposed borrowing is $        .

The undersigned hereby certifies that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Event of Default or default under the Loan Agreement; and (ii) each of the representations and warranties contained in the Loan Agreement and the other Loan Documents is true and correct in all material respects as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Loan Agreement.

Exhibit D - Page 1

The undersigned have caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on             ,         .

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit D - Page 2

EXHIBIT E - NOTICE OF CONVERSION/CONTINUATION

To:	The PrivateBank and Trust Company

120 S. LaSalle Street

Chicago, Illinois 60603

Attention: Todd Bernier

Please refer to the Loan and Security Agreement dated as of July 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) among MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and THE PRIVATEBANK AND TRUST COMPANY (“Administrative Agent”). Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

The undersigned hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Loan Agreement, of its request to:

(a) on [date] convert $[        ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the [                    ] Rate, into a(n) [                    ] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [                    ] month(s)];

[(b) on [date] continue $[        ]of the aggregate outstanding principal amount of the [                    ] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [                    ] month(s)].

The undersigned hereby represents and warrants that all of the conditions contained in Section 17.2 of the Loan Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on             ,         .

Exhibit E - Page 1

BORROWERS:

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit E - Page 2

EXHIBIT F – COMMERCIAL TORT CLAIMS

Exhibit F - Page 1

EXHIBIT G – ASSIGNMENT AGREEMENT

To:	Manitex International, Inc.

and

The PrivateBank and Trust Company, as Administrative Agent

Re:	Assignment under the Loan and Security Agreement referred to below

Gentlemen and Ladies:

Please refer to Section 19.1.1 of the Loan and Security Agreement dated as of July 20, 2016 (as amended or otherwise modified from time to time, the “Loan Agreement”) among the financial institutions that are or may from time to time become parties thereto (together with their respective assigns, the “Lenders”), THE PRIVATEBANK AND TRUST COMPANY (in its individual capacity, “PrivateBank”), 120 South LaSalle Street, Suite 200, Chicago, Illinois 60603, as administrative agent and sole lead arranger (in such capacity, “Administrative Agent”), MANITEX INTERNATIONAL, INC., a Michigan corporation, (“Manitex International”), MANITEX INC., a Texas corporation (“Manitex”), MANITEX SABRE, INC., a Michigan corporation (“Sabre”), BADGER EQUIPMENT COMPANY, a Minnesota corporation (“Badger”), CRANE AND MACHINERY, INC., an Illinois corporation (“Crane and Machinery”), CRANE AND MACHINERY LEASING, INC., an Illinois corporation (“Crane and Machinery Leasing”), LIFTKING, INC., a Michigan corporation (“LiftKing US”), MANITEX, LLC, a Delaware limited liability company (“Manitex LLC”; together with Manitex International, Manitex, Sabre, Badger, Crane and Machinery, Crane and Machinery Leasing, and LiftKing US, collectively, the “US Borrowers”), and MANITEX LIFTKING, ULC, an Alberta company (“LiftKing Canada” or the “Canadian Borrower”, and together with the US Borrowers, collectively, the “Borrowers”), and the other Loan Parties thereto. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

                                  (the “Assignor”) hereby sells and assigns, without recourse, to                                  (the “Assignee”), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to the Assignor’s rights and obligations under the Loan Agreement as of the date hereof equal to     % of all of the Loans, of the participation interests of the Commitments, such sale, purchase, assignment and assumption to be effective as of             ,         , or such later date on which the Borrowers and Administrative Agent shall have consented hereto (the “Closing Date”). After giving effect to such sale, purchase, assignment and assumption, the Assignee’s and the Assignor’s respective Percentages for purposes of the Loan Agreement will be as set forth opposite their names on the signature pages hereof.

The Assignor hereby instructs Administrative Agent to make all payments from and after the Closing Date in respect of the interest assigned hereby directly to the Assignee. The Assignor and the Assignee agree that all interest and fees accrued up to, but not including, the Closing Date are the property of the Assignor, and not the Assignee. The Assignee agrees that, upon receipt of any such interest or fees, the Assignee will promptly remit the same to the Assignor.

Exhibit G - Page 1

The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim.

The Assignee represents and warrants to the Borrowers and Administrative Agent that, as of the date hereof, the Borrowers will not be obligated to pay any greater amount under Section 4.2 or 4.4 of the Loan Agreement than the Borrowers are obligated to pay to the Assignor under such Section. [The Assignee has delivered, or is delivering concurrently herewith, to the Borrowers and Administrative Agent the forms required by [Section 4.4] of the Loan Agreement.] [INSERT IF ASSIGNEE IS ORGANIZED UNDER THE LAWS OF A JURISDICTION OTHER THAN THE UNITED STATES OF AMERICA OR A STATE THEREOF.] The [Assignee/Assignor] [the Borrowers] shall pay the fee payable to Administrative Agent pursuant to Section 19.1.1.

The Assignee hereby confirms that it has received a copy of the Loan Agreement. Except as otherwise provided in the Loan Agreement, effective as of the Closing Date:

(a)

the Assignee (i) shall be deemed automatically to have become a party to the Loan Agreement and to have all the rights and obligations of a “Lender” under the Loan Agreement as if it were an original signatory thereto to the extent specified in the second paragraph hereof; and (ii) agrees to be bound by the terms and conditions set forth in the Loan Agreement as if it were an original signatory thereto; and

(b)	the Assignor shall be released from its obligations under the Loan Agreement to the extent specified in the second paragraph hereof.

The Assignee hereby advises each of you of the following administrative details with respect to the assigned Loans and Commitment:

(A)	Institution Name:

Address:

Attention:

Telephone:

Facsimile:

Exhibit G - Page 2

(B)	Payment Instructions:

This Assignment shall be governed by and construed in accordance with the laws of the State of Illinois.

Please evidence your receipt hereof and your consent to the sale, assignment, purchase and assumption set forth herein by signing and returning counterparts hereof to the Assignor and the Assignee.

Percentage = %	[ASSIGNEE]

By:
Title:

Adjusted Percentage = %	[ASSIGNOR]

By:
Title:

ACKNOWLEDGED AND CONSENTED TO this day of , THE PRIVATEBANK AND TRUST COMPANY, as Administrative Agent

By:
Title:

Exhibit G - Page 3

ACKNOWLEDGED AND CONSENTED TO this day of ,

MANITEX INTERNATIONAL, INC., a Michigan corporation

MANITEX, INC., a Texas corporation

MANITEX SABRE, INC., a Michigan corporation

BADGER EQUIPMENT COMPANY, a Minnesota corporation

CRANE AND MACHINERY, INC., an Illinois corporation

CRANE AND MACHINERY LEASING, INC., an Illinois corporation

LIFTKING, INC., a Michigan corporation

MANITEX, LLC, a Delaware limited liability company

By:
Title:

MANITEX LIFTKING, ULC, an Alberta company

By:
Title:

Exhibit G - Page 4